                                                                    EXHIBIT 10.1


                             AGREEMENT TO SUBLEASE


                          DATED AS OF AUGUST 6, 1999

                                BY AND BETWEEN


                         AIRTOUCH COMMUNICATIONS, INC.
                                      AND
                 THE OTHER PARTIES NAMED HEREIN AS SUBLESSORS,
                                 AS SUBLESSORS


                                      AND


                          AMERICAN TOWER CORPORATION
                                      AND
                             AMERICAN TOWER, L.P.

                               TABLE OF CONTENTS
                               -----------------

                                                           Page
                                                           ----

 ARTICLE 1  Definitions....................................  2
       1.1  Additional Tower...............................  2
       1.2  Affiliate......................................  2
       1.3  Agreement......................................  2
       1.4  AirTouch Material Adverse Effect...............  2
       1.5  Assets.........................................  3
       1.6  Business Day...................................  3
       1.7  Charter Documents..............................  3
       1.8  Code...........................................  3
       1.9  Contracts......................................  3
      1.10  Default........................................  3
      1.11  Encumbrance....................................  3
      1.12  Environmental Condition........................  4
      1.13  Event..........................................  4
      1.14  Excluded Assets................................  4
      1.15  FCC............................................  5
      1.16  GAAP...........................................  5
      1.17  Governmental Authority.........................  5
      1.18  Governmental Permits...........................  5
      1.19  HSR Act........................................  5
      1.20  Included Towers................................  5
      1.21  Intellectual Property..........................  6
      1.22  Knowledge......................................  6
      1.23  Laws...........................................  6
      1.24  Liability......................................  6
      1.25  Maximum Amount.................................  7
      1.26  Other Entity...................................  7
      1.27  Permitted Encumbrances.........................  7
      1.28  Person.........................................  7
      1.29  Prime Rate.....................................  7
      1.30  Real Property..................................  7
      1.31  Registration Rights Agreement..................  8
      1.32  Required Consents..............................  8
      1.33  Tax and Taxes..................................  8
      1.34  Threshold Amount...............................  8
      1.35  Tower Related Assets...........................  8
      1.36  Tower Sites....................................  9
      1.37  Towers.........................................  9
      1.38  TowerCo Material Adverse Effect................  9
      1.39  Transaction Documents..........................  9
      1.40  Other Definitions..............................  9

ARTICLE  2  Leasing of Assets.............................. 11
       2.1  Leasing or Subleasing of Assets................ 11
       2.2  Restricted Items............................... 11
       2.3  Exclusive Commitment Fee and Payment........... 12
       2.4  Completion of Transaction...................... 14
       2.5  References Applicable to Individual Closings... 14

ARTICLE 3   Representations and Warranties of Wholly Owned
            Entities....................................... 15
       3.1  Organization and Qualification................. 15
       3.2  Authority...................................... 15
       3.3  Enforceability................................. 15
       3.4  Consents and Approvals......................... 16
       3.5  Title and Encumbrances......................... 16
       3.6  Governmental Permits........................... 17
       3.7  Contracts...................................... 17
       3.8  Environmental Laws............................. 19
       3.9  Litigation..................................... 20
       3.10 Employees and Employee Benefits................ 20
            (a) Employment Agreements...................... 20
            (b) Employee Benefit Plans..................... 20
            (c) Employee Benefit Plan Compliance........... 21
       3.11 Commissions.................................... 21
       3.12 Real Property.................................. 21
            (a) Zoning..................................... 21
            (b) Utility Services........................... 21
            (c) Access..................................... 22
            (d) Eminent Domain............................. 22
            (e) Public Improvements........................ 22
       3.13 Absence of Certain Changes or Events........... 22
       3.14 Availability of Documents...................... 22
       3.15 Compliance with Applicable Law................. 22
       3.16 Investment Intent.............................. 23
       3.17 No Other Warranties............................ 23

ARTICLE 4   Representations and Warranties of Other
            Entities....................................... 23

ARTICLE 5   Representations and Warranties of TowerCo and
            ATLP........................................... 24
       5.1  Organization and Qualification................. 24
       5.2  TowerCo Authority.............................. 24
       5.3  Enforceability................................. 25
       5.4  Approvals...................................... 25
       5.5  Commissions.................................... 25
       5.6  SEC Reports.................................... 25
       5.7  Absence of Certain Changes..................... 26
       5.8  Threatened or Pending Litigation............... 26
       5.9  Interim Operations of Sub...................... 26
       5.10 Funds Available for Exclusive Commitment Fee... 26
       5.11 Capitalization................................. 27
       5.12 Valid Issuance................................. 27
       5.13 Registration Rights............................ 28
       5.14 Share Ownership Limitations.................... 28

ARTICLE 6   Certain Covenants.............................. 28
       6.1  Agreements of Sublessors Pending the Closing... 28
            (a) Business in the Ordinary Course............ 28

            (b) Update Schedules........................... 28
            (c) Conduct of Business........................ 30
            (d) Sale of Assets; Negotiations............... 30
            (e) Access..................................... 30
            (f) Publicity.................................. 30
            (g) Cooperation in Accounting Matters.......... 31
       6.2  Agreements of TowerCo.......................... 31
            (a) Update Schedules........................... 31
            (b) Conduct of Business........................ 31
            (c) Access..................................... 31
            (d) Publicity.................................. 32
            (e) Assignment to Sub.......................... 32
            (f) Capitalization............................. 32
            (g) Registration Rights Agreement.............. 33
            (h) Restrictions on Transfers of Sub Stock..... 33
            (a) Regulatory Matters......................... 33
            (b) Cooperation in Tax Matters................. 34
            (c) Transfer Taxes............................. 35
            (d) Further Assurances......................... 35
            (e) Tax Filings................................ 35
       6.4  Confidentiality................................ 35
       6.5  Preliminary Title Reports...................... 35
       6.6  Environmental Site Assessments................. 35
       6.7  Structural Reports............................. 36

ARTICLE 7   Employee Matters............................... 36
       7.1  Employment..................................... 36
       7.2  Service Credit for New Employees............... 37
       7.3  Qualified Defined Contribution Plan............ 37
       7.4  Welfare Plans.................................. 38
       7.5  Vacation....................................... 39
       7.6  Sick Leave..................................... 39
       7.7  General........................................ 39
       7.8  No Third-Party Beneficiaries................... 39
       7.9  WARN Act Indemnification....................... 40

ARTICLE 8   Conditions Precedent to Obligations of
            TowerCo, ATLP and Sub.......................... 40
       8.1  Conditions Precedent........................... 40
       8.2  Waiver......................................... 42

ARTICLE 9   Conditions Precedent to Obligations of
            Sublessors..................................... 42
       9.1  Conditions Precedent........................... 42
       9.2  Waiver......................................... 44

ARTICLE 10  Closing........................................ 44
       10.1 Closing........................................ 44
       10.2 Closing Deliveries............................. 44

ARTICLE 11  Indemnification................................ 46

       11.1 Indemnification by Sublessors.................. 46
       11.2 Indemnification by TowerCo..................... 47
       11.3 Notice and Right To Defend Third-Party Claims.. 48
       11.4 Notice and Right to Remediate.................. 49
       11.5 Mitigation .................................... 50
       11.6 Exclusive Remedy............................... 50
       11.7 Effect of Investigation or Knowledge........... 50
       11.8 Limitation of Liability........................ 51

ARTICLE 12  Termination.................................... 51
       12.1 Termination Events............................. 51
       12.2 Manner of Exercise............................. 52
       12.3 Effect of Termination.......................... 52

ARTICLE 13  General........................................ 53
       13.1 Covenant Not To Sue and Nonrecourse to
            Partners....................................... 53
       13.2 Assignment..................................... 54
       13.3 Parties in Interest............................ 55
       13.4 Time of Essence................................ 55
       13.5 Severability................................... 55
       13.6 Amendment...................................... 55
       13.7 Force Majeure.................................. 55
       13.8 Terms.......................................... 56
       13.9 Headings....................................... 56
      13.10 Entire Understanding; Schedules................ 56
      13.11 Counterparts................................... 56
      13.12 Governing Law.................................. 56
      13.13 Notices........................................ 57
      13.14 Expenses....................................... 57
      13.15 Attorneys' Fees................................ 58
      13.16 Dispute Resolution............................. 58
      13.17 Power of Attorney.............................. 60
      13.18 Specific Performance; Other Rights and
            Remedies....................................... 60
      13.19 TowerCo Guaranty............................... 60

The following exhibits have been omitted and will be supplementally filed with the Commission upon request.

EXHIBITS

Exhibit A          Sublease
Exhibit B          List of Entities
Exhibit C          Joinder to Agreement
Exhibit D          Escrow Agreement
Exhibit E          Master Lease
Exhibit F          Build-to-Suit Agreement
Exhibit G          Warrant
Exhibit H          Certificate of Sublessors
Exhibit I          Certificate of TowerCo
Exhibit J          Certificate of Sub

                             AGREEMENT TO SUBLEASE
                             ---------------------


     THIS AGREEMENT TO SUBLEASE is made as of August 6, 1999, by and between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("AirTouch"), the other
-----------------------------
entities listed under the heading "Wholly Owned Entities" on the signature pages hereto (collectively with AirTouch, the "Wholly Owned Entities") and the Other Entities (as defined below) (the Wholly Owned Entities and the Other Entities being each referred to herein individually as a "Sublessor," and collectively as "Sublessors"), and AMERICAN TOWER CORPORATION, a Delaware corporation
                   --------------------------
("TowerCo") and AMERICAN TOWER, L.P., a Delaware limited partnership ("ATLP").
                --------------------

                                    RECITALS

     A. Sublessors are the owners of certain communications tower structures, interests in real property related thereto, and related assets, property rights, liabilities and obligations. TowerCo is, through its subsidiaries, engaged in the business of owning, managing and operating assets similar to the foregoing assets; and

     B. Sublessors desire, pursuant to a Sublease in the form attached hereto as EXHIBIT A (the "Sublease"), to lease or sublease to TowerCo or confer upon
                   --------
TowerCo the right to manage and operate, and TowerCo desires to lease or sublease from Sublessors or obtain the right to manage and operate, subject to the terms and conditions contained in this Agreement and the Sublease, certain of Sublessors' communications tower structures, interests in real property related thereto and related property rights (such assets and rights to be leased, subleased or otherwise subjected to the Sublease, together with the liabilities and obligations relating thereto, being referred to as the "Business"); and
 --------

     C. Contemporaneously with the execution of this Agreement, the Wholly Owned Entities and ATLP are executing a Site Marketing Agreement pursuant to which ATLP will provide the Wholly Owned Entities (and other Sublessors who may subsequently become parties to such agreement) with certain tower leasing and marketing services pending the closing of the transactions contemplated hereby (the "Site Marketing Agreement"); and
      ------------------------

     D. TowerCo intends to cause a newly formed, wholly owned subsidiary of TowerCo ("Sub") to join in the execution and delivery of this Agreement prior to
          ---
the closing of the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, Sublessors, TowerCo and ATLP agree as follows:

                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Sublease. As used in this Agreement, the following terms shall have the following meanings:

      1.1 Additional Tower.  Means any communications equipment and antenna
          ----------------
support tower structure owned or leased by any Sublessor as to which the construction is completed after the date of this Agreement and which is included in Annex I hereto as a Permitted Schedule Update (as defined herein); provided,
                                                                      --------
however, that such term does not include (i) any equipment, property or other
-------
assets placed upon such towers or the related tower sites by third parties pursuant to Tower Collocation Leases or other Contracts or (ii) any Excluded Assets (as defined herein).

      1.2  Affiliate.  With respect to any Person, any other Person controlling
           ---------
such Person, or controlled by or under common control with such Person, where "control" (and its corollaries) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "voting securities" means securities or interests entitling the holder thereof to vote for or designate members of the Board of Directors or individuals performing a similar function.

      1.3  Agreement.  This Agreement to Sublease dated as of August 6, 1999
           ---------
between Sublessors, TowerCo and ATLP, as the same may be amended from time to time.

      1.4  AirTouch Material Adverse Effect.  Means (i) an Event which has had
           --------------------------------
or is reasonably likely to have a material adverse effect on the financial condition of the Business taken as a whole, except any such effect resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby, (b) changes or conditions (including without limitation changes in technology, law, or regulatory or market environment) affecting the industry in which the owners or users of communications tower structures operate, or (c) changes in economic, regulatory or political conditions generally, or (ii) an Event which has had or is reasonably likely to have a material adverse effect on (x) the validity or enforceability against Sublessors of this Agreement or any of the other Transaction Documents, or (y) the ability of Sublessors to perform their obligations under this Agreement or any of the other Transaction Documents; provided, however, that with respect to any
                             --------  -------
individual Closing, clause (i) of this definition shall be interpreted to refer only to the portion of the Business which is the subject of the Closing at issue and all prior Closings hereunder, taken as a whole, and not to the portions of the Business which are to be the subject of Closings subsequent to the Closing at issue.

      1.5  Assets.  Means the following:  (a) all Towers of the applicable
           ------
Sublessor; (b) all of the applicable Sublessor's rights to all Tower Sites; (c) all Tower Related Assets of the applicable Sublessor; (d) all rights under any Governmental Permits (excluding FCC licenses) held exclusively with respect to the ownership or use of the Towers or Tower Sites of the applicable Sublessor and not used or useful by the applicable Sublessor in any other part of its or an Affiliate's business and operations, to the extent that such Governmental Permits are necessary to confer upon TowerCo the benefits to be provided under the Sublease (the "Applicable Governmental Permits"); and (e) plans and
                   -------------------------------
specifications of the Towers and data (in electronic or machine-readable form) relating to the Towers and third party tenants and lessors with respect to the Towers, subject, however, to the exclusions set forth in Section 4(d) of the Sublease, and to the exclusion of all Excluded Assets.

      1.6  Business Day.  Any day other than Saturday, Sunday or a day on which
           ------------
banking institutions in either San Francisco, California, Boston, Massachusetts or New York, New York are required or authorized to be closed.

      1.7  Charter Documents.  An entity's certificate or articles of
           -----------------
incorporation, bylaws, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, limited liability company agreement, joint venture agreement or similar document governing the entity.

      1.8  Code.  The Internal Revenue Code of 1986, as amended.
           ----

      1.9  Contracts.  Any and all contracts, authorizations, approvals,
           ---------
agreements, licenses, permits, leases of real and personal property, deeds, private easements, rights-of-way and rights of access, other than Governmental Permits.

      1.10  Default.  Means (a) a breach, default or violation, (b) the
            -------
occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

      1.11  Encumbrance.  Any lien, mortgage, security interest, pledge,
            -----------
restriction on transferability, defect of title, option, easement, right of way, levy or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, other than those relating to Governmental Permits.

      1.12  Environmental Condition.  Any condition or circumstance, including
            -----------------------
the presence of Hazardous Substances, created by a Sublessor at any Tower Site that did or does (a) require abatement or correction under an Environmental Law or (b) give rise to any civil or criminal Liability on the part of any Sublessor under any Environmental Law relating to the ownership, use or occupancy of the Tower Sites.

      1.13 Event.  The existence or occurrence of any act, action, activity,
           -----
circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

      1.14  Excluded Assets.  The following are collectively referred to as the
            ---------------
"Excluded Assets" and are not included in the Assets:
 ---------------

     (a) all Communications Facilities (as defined in the Sublease), including but not limited to AirTouch's Improvements and Communications Equipment (each as defined in the Sublease);

     (b) the Reserved Space as described in the Sublease, including without limitation all space at a Tower Site occupied by AirTouch's Improvements and Communications Equipment (each as defined in the Sublease) and non-exclusive use of all real estate interests (including fee and leasehold interests, licenses, rights-of-way and easements) on which switch equipment and associated loading docks, patios, offices and parking lots of Sublessors or their Affiliates is located or necessary to such equipment's operation;

     (c) any equipment or transmission systems used by AirTouch, any other Sublessor or any of Sublessors' Affiliates for the remote monitoring of the Towers;

     (d) all Intellectual Property of Sublessors or any Affiliate of Sublessors, other than plans and specifications of the Towers and data (in electronic or machine-readable form) relating to third party tenants and lessors with respect to the Towers;

     (e) any assets, properties or rights, including Contracts, that are not exclusively Assets;

     (f) all rights that accrue or will accrue to, and all rights retained by and/or granted to, Sublessors under this Agreement, the Sublease or any of the other Transaction Documents, including the consideration paid or to be paid to Sublessors hereunder;

     (g) any claims or rights against third parties except to the extent such claims or rights relate to the Assets;

     (h)  assets of any Employee Plan or employee benefit arrangement;

     (i)  the assets specified in SCHEDULE 1.14;

     (j) any of the assets specified in any of the Annexes or included within the definition of Assets herein that are owned or leased by any partnership or other entity which is listed on EXHIBIT B hereto but does not become an Other Entity; and

     (k) any Tower Sites (and all Towers, Tower Related Assets and other assets and rights associated with such Tower Sites) excluded from the Assets or excluded from becoming subject to the Sublease pursuant to Section 2.2 (Restricted Items) hereof, or which are to remain the property of, or are to be for the benefit of, any Sublessor pursuant to the Sublease.

      1.15  FCC.  The Federal Communications Commission or any successor agency.
            ---

      1.16  GAAP.  Generally accepted accounting principles set forth in the
            ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      1.17  Governmental Authority.  Any nation or government, any state,
            ----------------------
province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      1.18  Governmental Permits.  All franchises, approvals, authorizations,
            --------------------
permits, licenses, easements, leases, permits, concessions, franchises, registrations, certificates of occupancy, qualifications and similar rights and approvals obtained from any Governmental Authority.

      1.19  HSR Act.  The Hart-Scott-Rodino Antitrust Improvements Act of 1976,
            -------
as amended.

      1.20  Included Towers.  Means (i) all Towers listed on Annex I hereto (as
            ---------------
such Annex existed on the date of this Agreement) the construction of which is completed on or prior to the applicable Closing Date and are made subject to the Sublease at such Closing and (ii) all Additional Towers made subject to the Sublease at such Closing.

      1.21  Intellectual Property.  Any patents, patent applications, reissue
            ---------------------
patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing, fictitious business names, trade names, logos, registered and unregistered copyrights, copyright applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

      1.22  Knowledge.  "AirTouch's knowledge," "knowledge of AirTouch," or
            ---------
references to the "knowledge" of any Other Entity or other Sublessor, or words of similar import, means the actual knowledge after inquiry reasonable under the circumstances of any of the following persons who are employees of AirTouch holding the position (as of the date hereof) indicated after their name (and any person succeeding to any such position prior to the Closing but only to the extent he or she acquired actual knowledge after inquiry reasonable under the circumstances): Arun Sarin, President and Chief Operating Officer; Nancy Hobbs, Executive Vice President (AirTouch Cellular) and General Manager, Sierra Pacific Region; Brian Shea, Executive Vice President (AirTouch Cellular) and General Manager, Western Region; and Terry Tindel, Executive Vice President (AirTouch Cellular) and General Manager, Eastern Region. "TowerCo's knowledge" or "knowledge of TowerCo" or words of similar import means the actual knowledge after inquiry reasonable under the circumstances of any of the following persons who are employees of TowerCo holding the position (as of the date hereof) indicated after their name (and any person succeeding to any such position prior to the Closing but only to the extent he or she acquired actual knowledge after inquiry reasonable under the circumstances ): Steven B. Dodge, President and Chief Executive Officer; Alan L. Box, Executive Vice President; James S. Eisenstein, Executive Vice President, Corporate Development; J. Michael Gearon, Jr., Executive Vice President; Steven J. Moskowitz, Executive Vice President-Marketing; Douglas Wiest, Chief Operating Officer; and Joseph L. Winn, Treasurer and Chief Financial Officer.

      1.23  Laws.  All federal, state, county, municipal and other governmental
            ----
constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives of any Governmental Authority or arbitrator and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, arbitrators, administrative bodies and other authorities construing any of the foregoing.

      1.24  Liability.  Any direct or indirect liability, indebtedness,
            ---------
obligation, cost, expense, claim, loss, damage, deficiency or guaranty of or by any Person.

      1.25  Maximum Amount.  For any Sublessor or TowerCo, the Maximum Amount
            --------------
means ten percent (10%) of the Exclusive Commitment Fee actually paid by TowerCo or Sub to such Sublessor under this Agreement.

      1.26  Other Entity.  Those partnerships and corporations that are listed
            ------------
on EXHIBIT B hereto and which (i) are signatories to this Agreement on the date hereof, or (ii) have joined in the execution and delivery of this Agreement by executing and delivering to AirTouch and TowerCo, after the date hereof but on or before the 90th day after the date hereof, a Joinder to Agreement in the form attached hereto as EXHIBIT C (each, a "Joinder"). Each of the Other Entities is
                                       -------
referred to individually herein as an "Other Entity."

      1.27  Permitted Encumbrances.  Means (i) Encumbrances for Taxes not yet
            ----------------------
due and payable, (ii) Encumbrances or other rights of third parties disclosed in
SCHEDULE 3.5, (iii) worker's, carrier's, warehouseman's, materialman's and other similar liens, (iv) with respect to Leased Sites (as defined below in the definition of Tower Sites), any Encumbrances placed upon such real property other than in connection with obligations or liabilities of any Sublessor, including any lien encumbering the fee interest in such property, (v) easements, rights of way or similar grants of rights to a third party for access to or across any real property, including, without limitation, rights of way or similar rights granted to any utility or similar entity in connection with the provision of electric, water, sewage, telephone, gas or similar services, (vi) the Tower Collocation Leases and the terms and conditions of Ground Leases, Tower Equipment Leases, Tower Service Contracts and other Tower Related Assets affecting any Asset, and (vii) encumbrances that are immaterial in character, amount, and extent, and that do not detract from the value or interfere in any material respect with the present use of the properties they affect.

      1.28  Person.  Means any natural person or corporation, firm, association,
            ------
unincorporated organization, partnership, trust, estate, limited liability company or other entity, or any Governmental Authority.

      1.29  Prime Rate.  The "Prime Rate" of interest, as published in the
            ----------
"Money Rates" table of The Wall Street Journal, Eastern Edition, from time to
                       -----------------------
time.

      1.30  Real Property.  All assets consisting of realty (including
            -------------
appurtenances, improvements and fixtures located on such realty) and any other interests in real property (including fee interests and leasehold interests and easements, licenses, rights-of-way or other real property rights) used or held for use in the operation of the Assets as of the date hereof, but excluding any and all Excluded Assets.

      1.31  Registration Rights Agreement.  The Amended and Restated
            -----------------------------
Registration Rights Agreement among American Tower Corporation and the Stockholders named therein, dated as of February 25, 1999, as heretofore amended, and as amended as described in Section 6.2(g) hereof.

      1.32  Required Consents.  Approvals and consents required pursuant to the
            -----------------
terms of any Tower Collocation Agreement or Ground Lease in order to subject them to the terms of the Sublease.

      1.33  Tax and Taxes.  Any and all governmental or quasi-governmental fees
            ---     -----
(including, without limitation, license, filing and registration fees), taxes (including, without limitation, income, gross receipts, franchise, sales, use, property, real or personal, tangible or intangible taxes), interest equalization and stamp taxes, documentary and real property transfer taxes, assessments, levies, imposts, duties, charges, required contributions or withholdings of any kind or nature whatsoever, together with any and all penalties, fines, additions to tax, or interest thereon. For purposes of determining any Tax cost or Tax benefit to any person, such amount will be the actual cost or benefit recognized by such person at the time of actual payment of the additional Tax or actual recognition of the Tax benefit. In the event that any payment or other amount is required to be determined on an after-Tax basis, such payment or other amount will initially be determined without regard to any Tax cost or Tax benefit not actually recognized currently, and appropriate adjustments will be made when and to the extent that such Tax cost or Tax benefit is actually recognized.

      1.34  Threshold Amount.  Means, for any Sublessor or TowerCo, the greater
            ----------------
of (i) one percent (1%) of the Exclusive Commitment Fee payable to such Sublessor or (ii) $100,000.

      1.35  Tower Related Assets.  Means (a) the leases of rights to use spaces
            --------------------
on the Towers that are identified in ANNEX III hereto and located on Tower Sites
                                     ---------
(hereinafter defined) (the "Tower Collocation Leases") and security deposits (if
                            ------------------------
any) from tenants under the Tower Collocation Leases, (b) all Contracts with respect to the management, operation, maintenance, servicing and construction of, and the provision of utility services to, the Towers ("Tower Service
                                                           -------------
Contracts"), (c) any existing leases (or licenses or other Contracts) of
---------
Sublessors for equipment or other personal property which are included within the definition of Towers ("Tower Equipment Leases"), and (d) copies of, or
                           ----------------------
extracts from, all current files and records of Sublessors to the extent that such files or records contain information related to the design, construction, management, operation, maintenance, ownership, occupancy or leasing of the Assets or the New Employees; provided, however, that such term does not include
                             --------
any Excluded Assets.

      1.36  Tower Sites.  The sites of the Towers that are owned or leased by
            -----------
Sublessors and are identified in ANNEX I hereto, including all fee, ground
                                 -------
leasehold interests and easements pertaining to such tower sites owned by Sublessors and including (i) a fee ownership in the real property associated with the Towers designated as "Owned Sites" in ANNEX I hereto, and (ii) the
                                               -------
leasehold interest, leasehold estate or other possessory interest or use right in and to the real property associated with the Towers designated as "Leased Sites" in ANNEX I hereto pursuant to the ground leases or other documents
          -------
related thereto identified in ANNEX II (the "Ground Leases"); provided, however,
                              --------       -------------    --------
that such term does not include any Excluded Assets.

      1.37  Towers.  The communications equipment and antenna support tower
            ------
structures situated at the locations that are identified on ANNEX I and are
                                                            -------
owned or leased by Sublessors; provided, however, that such term does not
                               --------
include (i) any equipment, property or other assets placed upon the Towers or Tower Sites by third parties pursuant to Tower Collocation Leases or other Contracts or (ii) any Excluded Assets.

      1.38  TowerCo Material Adverse Effect.  An Event which has had or is
            -------------------------------
reasonably likely to have a material adverse effect on (i) the assets, liabilities, business, prospects, condition (financial or otherwise) or results of operations of TowerCo and its subsidiaries taken as a whole, except any such effect resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby, (b) changes or conditions (including without limitation changes in technology, law, or regulatory or market environment) affecting the industry in which the owners or users of communications tower structures operate, or (c) changes in economic, regulatory or political conditions generally, (ii) the validity or enforceability against TowerCo, Sub or ATLP of this Agreement or any of the Transaction Documents, or (iii) the ability of TowerCo, Sub or ATLP to perform its obligations under this Agreement or any of the Transaction Documents.

      1.39  Transaction Documents.  Collectively, this Agreement, the Sublease,
            ---------------------
the Master Lease, the Build-to-Suit Agreement, the Site Marketing Agreement, the Registration Rights Agreement and the Warrant.

      1.40  Other Definitions.  In addition, the following terms have the
            -----------------
meanings given them in the following sections:


Term                                            Section
----                                            -------
AirTouch                                        Preamble
AirTouch's DC Plan                              7.3(a)
Applicable Governmental Permit                  1.5
ATLP                                            Preamble
Business                                        Recitals


Term                                            Section
----                                            -------
Claim                                           11.3(a)
Closing                                         2.4
Closing Date                                    2.4
COBRA                                           7.4
Commercially reasonable efforts of Sublessor    2.2(b)
Covered Persons                                 3.10(b)
Deposit                                         2.3(b)
Employee Plans                                  3.10(b)
Employment Transfer Date                        7.4
Environmental Law                               3.8(b)
ERISA                                           3.10(b)
ERISA Affiliate                                 7.2
Exclusive Commitment Fee                        2.3(a)
Final Closing Date                              2.4
Ground Leases                                   1.36
Hazardous Substance                             3.8(c)
Identified Employees                            3.10(a)
Indemnifiable Damages                           11.1(a)
Indemnified Sublessor Parties                   11.2(a)
Indemnitee                                      11.3(a)
Indemnitor                                      11.3(a)
Initial Closing Date                            2.4
Initial Closing Expiration Date                 2.4
Joinder                                         1.26
Master Lease                                    10.2(a)
New Employees                                   7.1
Nonrecourse                                     13.1(b)
Nontransferring Employees                       7.1
Permitted Schedule Updates                      6.1(b)
Permitted Subleasehold Mortgagee                13.2
Prospective Employees                           7.1
Qualified Stock Transferee                      6.2(h)
Restricted Items                                2.2(a)
Site Marketing Agreement                        Recitals
Sub                                             Recitals
Sublease                                        Recitals
Sublessors                                      Preamble
Sublessors' Welfare Plans                       7.4
Subsection (i) Update                           6.1(b)
Tower Collocation Leases                        1.35
Tower Equipment Leases                          1.35
Tower Service Contracts                         1.35
TowerCo                                         Preamble
TowerCo's DC Plan                               7.3(b)
TowerCo SEC Reports                             5.6
TowerCo's Welfare Plans                         7.4
Transfer Taxes                                  6.3(c)
WARN Act                                        7.9
Warrant                                         2.3(a)
Warrant Shares                                  5.12


                                   ARTICLE 2
                                   ---------

                               Leasing of Assets
                               -----------------

      2.1  Leasing or Subleasing of Assets.  Subject to the terms and conditions
           -------------------------------
hereinafter set forth: (i) at the Initial Closing (as hereinafter defined), TowerCo hereby agrees to execute and deliver to Sublessors, and each of the Sublessors hereby severally agrees to execute and deliver to TowerCo, the Sublease and the Site Designation Supplements (as defined in the Sublease) relating to the Assets that are the subject of the Initial Closing, and (ii) at each Subsequent Closing (as hereinafter defined), TowerCo hereby agrees to execute and deliver, and each of the applicable Sublessors hereby severally agrees to execute and deliver, the Site Designation Supplements relating to the Assets that are the subject of such Subsequent Closing, all as provided herein and in the Sublease.

      2.2  Restricted Items.  (a)  Nothing in this Agreement shall be construed
           ----------------
as an attempt by any Sublessor to lease or sublease to TowerCo pursuant to the Sublease, or otherwise make subject to the Sublease, any Contract, Governmental Permit, franchise, claim or asset included in the Assets which, in AirTouch's judgment, is unable by its terms or by Law to be so leased, subleased or made subject without the consent of any other Person (including any Governmental Authority), unless such consent shall have been given (a "Restricted Item").
                                                          ---------------

     (b) The applicable Sublessor shall use commercially reasonable efforts (as defined herein) until the Initial Closing Date to obtain the relevant consent to subject a Restricted Item to the Sublease. If, despite such efforts, the applicable Sublessor is unable to obtain such consent on or prior to the Initial Closing Date, then TowerCo shall take the actions specified in SCHEDULE 2.2(B) until the earlier of the Final Closing Date or the date such consent is obtained. If such consent is obtained prior to the Final Closing Date with respect to any Restricted Item, such item and the related Tower and other associated Assets shall be subjected to the Sublease at the next practicable Subsequent Closing. Pending the subjection of any Restricted Item to the Sublease pursuant to the applicable consent, such Restricted Item and the related tower, tower site and other associated assets and liabilities shall not be deemed part of the Assets or the subject of any representation or warranty hereunder. Any Restricted Item(s) for which the consent required to subject such item to the Sublease has not been obtained by the Final Closing Date, and the tower(s), tower site(s), Contracts and other assets to which such Restricted Item(s) relate, shall be deemed excluded from the Assets and deleted from the Annexes hereto, and shall not be deemed to be the subject of any representation, warranty or covenant of Sublessors herein. As used in this Agreement, "commercially reasonable efforts" of a given Sublessor shall not include any obligation of any Sublessor or its Affiliates to pay money or other consideration, agree or commit to any obligation, Liability or condition, or forego, surrender or waive any asset, right or privilege, unless TowerCo agrees to reimburse or indemnify such Sublessor for obligations and Liabilities and otherwise make Sublessor "whole," in each case on an after-Tax basis and as determined by Sublessor in its reasonable judgment, and, with respect to any given Restricted Item, shall not include any requirement of action other than as set forth in SCHEDULE 2.2(A).

      2.3  Exclusive Commitment Fee and Payment.
           ------------------------------------

     (a) The aggregate consideration to be paid by TowerCo in return for Sublessors' willingness to execute this Agreement and Sublessors' agreement herein to execute the Sublease, Master Lease and Build-to-Suit Agreement on the terms and conditions provided herein, shall be eight hundred million dollars ($800,000,000) in cash, subject to adjustment as hereinafter provided (the "Exclusive Commitment Fee"). At any given Closing, TowerCo shall pay to the
 ------------------------
Sublessors whose Included Towers are the subject of such Closing the product of
(i) the number of such Included Towers multiplied by (ii) $380,952.38. If the total number of Included Towers at all Closings exceeds 2,100, then for all purposes hereunder the Exclusive Commitment Fee shall be deemed to be increased by the product of (x) $380,952.38 and (y) the amount by which such total number of Included Towers exceeds 2,100. If the total number of Included Towers at all Closings is less than 2,100, then for all purposes hereunder the Exclusive Commitment Fee shall be deemed to be reduced by the product of (x) $380,952.38 and (y) the amount by which 2,100 exceeds such total number of Included Towers. At the Initial Closing, TowerCo shall grant to AirTouch (or such other Sublessor as AirTouch may designate in writing) a five-year warrant to acquire three million (3,000,000) shares of TowerCo's Class A Common Stock at an exercise price per share equal to $22.00 (collectively, the "Warrant"); provided,
                                                    -------
however, that at the Final Closing if, after giving effect to the consummation of the transactions contemplated thereat, the total number of Included Towers at all Closings is less than 2,100, AirTouch shall surrender to TowerCo a Warrant to purchase a number of shares equal to the product of 3,000,000 times a fraction, (i) the numerator of which is the excess of (x) 2,100 over (y) the aggregate number of Included Towers, and (ii) the denominator of which is 2,100 (rounding down to the nearest whole share). The form of Warrant is attached hereto as EXHIBIT G. If prior to the Initial Closing Date there is a change in the number of shares of Class A Common Stock of TowerCo outstanding as a result of a stock split, reverse stock split, stock dividend or similar event, then customary adjustments shall be made to the terms of the Warrant to eliminate equitably the effects of such event. Each Sublessor shall be entitled to that portion of the Warrant equal to the proportion that the number of Included Towers owned by such Sublessor bears to the aggregate number of

Included Towers owned by all Sublessors, in each case after giving effect to all Closings, and TowerCo agrees that AirTouch may divide the Warrant into such portions and that TowerCo will promptly register the transfer of such portions of the Warrant to such Sublessors without any requirement of further action other than notice from AirTouch or such Sublessors.

     (b) To secure TowerCo's obligations under this Agreement (and to the extent provided in Section 12.3, as liquidated damages in the event of termination of this Agreement under the circumstances specified in such Section), by 5:00 p.m., California time, on the second Business Day following the date of this Agreement, TowerCo shall deposit (as reduced in accordance with the provisions of this Section, the "Deposit") the amount of $100,000,000 into
                                     -------
an escrow account, under an escrow agreement in substantially the form attached hereto as EXHIBIT D, with only such changes thereto as are required by the escrow agent thereunder (the "Escrow Agreement"). If TowerCo fails to make such
                              ----------------
$100,000,000 Deposit by such time, then AirTouch may elect, in its sole discretion, to terminate this Agreement in full. AirTouch and TowerCo agree to negotiate in good faith to enable TowerCo, at its discretion, replace such escrow arrangement with an irrevocable letter of credit in favor of AirTouch (it being understood that a pro rata portion, based on the respective numbers of Included Towers attributable to each respective Sublessor, shall be for the benefit of the other Sublessors) in the amount of $100,000,000 issued in a form mutually agreeable to AirTouch and TowerCo and by a financial institution reasonably acceptable to AirTouch, as promptly as reasonably practicable. Upon any Closing, the Deposit shall be reduced (either by a distribution of a portion of the escrowed funds or by a reduction in the letter of credit commitment amount) to that amount as equals $100,000,000 times a fraction, (i) the numerator of which is the excess of (x) 2,100 over (y) the number of Included Towers as to which Closings have theretofore occurred, and (ii) the denominator of which is 2,100.

     (c) The parties acknowledge and agree that the portion of the Exclusive Commitment Fee paid at a Closing is intended as a one-time payment in consideration of events occurring at or prior to such Closing, will have been fully earned as of such Closing, is not dependent on events occurring subsequent thereto and is not for any reason subject to apportionment or rebate.

     (d) The portion of the Exclusive Commitment Fee applicable to a Closing shall be allocated among the Assets for tax purposes in a manner consistent with the fair market value set forth in an Allocation Schedule to be agreed to by AirTouch and TowerCo as early as practicable prior to such Closing. The parties shall file all Tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such values. The obligations in this paragraph shall survive the Closing.

      2.4  Completion of Transaction.  The execution and delivery of the
           -------------------------
Sublease and of Site Designation Supplements under the Sublease shall be completed in accordance with Article 10 (each such closing being referred to as a "Closing"). The initial Closing is referred to herein as the "Initial
   -------                                                       -------
Closing" and each Closing occurring after the Initial Closing is referred to as
-------
a "Subsequent Closing."  The Initial Closing shall involve no fewer than 800
   ------------------
Included Towers and shall occur on such date, no later than the later of (a) the tenth (10th) Business Day after the expiration or termination of the HSR Act waiting period, if applicable, and (b) February 6, 2000 (or such later date, not later than three months after February 6, 2000, as AirTouch may elect upon written notice to TowerCo provided that AirTouch is not in breach in any material respect of its covenants hereunder (with February 6, 2000 or such later date, as applicable, being referred to as the "Initial Closing Expiration
                                               --------------------------
Date")) upon at least five (5) Business Days' prior written notice to TowerCo
----
from AirTouch; the date of such Initial Closing is referred to herein as the "Initial Closing Date." Each Subsequent Closing shall involve no fewer than 200
 --------------------
Included Towers (or, with respect to the last such Closing, such smaller number as represents the remaining Towers) and shall occur on one or more month-ends after the end of the month in which the Initial Closing Date falls (each, a "Subsequent Closing Date") upon at least ten (10) Business Days' prior written
 -----------------------
notice to TowerCo from AirTouch.  References herein to the "Closing" and the
                                                            -------
"Closing Date" shall mean the Initial Closing and the Initial Closing Date, one
 ------------
or more Subsequent Closings and Subsequent Closing Dates or all of the foregoing closings and closing dates collectively, as the context requires. The last of the Subsequent Closings (the "Final Closing") is scheduled to occur on a date
                              -------------
(the "Final Closing Date") which shall not be later than six (6) months after
      ------------------
the Initial Closing Date. Each Closing shall take place in the offices of Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California 94105, or such other place as the parties may agree.

      2.5  References Applicable to Individual Closings.  As used in this
           --------------------------------------------
Agreement, the defined term "Assets" and all related defined terms including "Included Towers," "Tower Sites," "Ground Leases," "Tower Service Contracts," "Tower Collocation Leases," "Tower Equipment Leases" and "Applicable Governmental Permits," and all references to Liabilities in respect of any of the foregoing, are understood to refer to (i) the Assets (together with certain Liabilities as provided in the Sublease) that are the subject of the Initial Closing only, with respect to representations, warranties, covenants and conditions applicable to the Initial Closing, and (ii) the Assets (together with certain Liabilities as provided in the Sublease) that are the subject of a given Subsequent Closing only, with respect to representations, warranties, covenants and conditions applicable to such Subsequent Closing.

     All representations, warranties and indemnification obligations of any Sublessor and of TowerCo under this Agreement shall be deemed with respect to a particular Closing to refer to those Assets (together with certain Liabilities as provided in the Sublease) leased or subleased to TowerCo under the Sublease or otherwise made subject to the Sublease at such Closing.


                                   ARTICLE 3
                                   ---------

            Representations and Warranties of Wholly Owned Entities
            -------------------------------------------------------

     As a material inducement to TowerCo, ATLP and (at such time as it becomes a party to this Agreement) Sub to enter into this Agreement, except as disclosed to TowerCo in the Schedules to this Agreement and the other Transaction Documents to which they are a party (with each disclosure made in the Schedules in response to any Section of these representations and warranties being deemed to be disclosed in response to, and to qualify, each other Section of these representations and warranties), each Wholly Owned Entity, jointly and severally with each other Wholly Owned Entity, represents and warrants to TowerCo as follows:

      3.1  Organization and Qualification.  Each Wholly Owned Entity is a
           ------------------------------
corporation or partnership (as the case may be) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite corporate or partnership power and authority to own, lease and use the Assets as they are currently owned, leased and used.

      3.2  Authority.  Each Wholly Owned Entity has the corporate or partnership
           ---------
right, power, legal capacity and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by such Wholly Owned Entity pursuant to this Agreement. The execution and delivery of, and performance of the obligations contained in, this Agreement by each Wholly Owned Entity and the transactions contemplated hereby have been, and all other Transaction Documents delivered by such Wholly Owned Entity and all other documents, instruments and certificates have been or as of the Closing will be, duly authorized by all necessary corporate or partnership action on the part of such Wholly Owned Entity.

      3.3  Enforceability.  The terms and provisions of this Agreement and all
           --------------
Transaction Documents made or delivered from time to time by such Wholly Owned Entity hereunder constitute valid and legally binding obligations of such Wholly Owned

Entity, enforceable against such Wholly Owned Entity in accordance with the terms hereof and thereof (except that no representation is made as to the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement under federal and state securities laws).

      3.4  Consents and Approvals.  Except for (x) compliance with the HSR Act,
           ----------------------
(y) filings, consents and approvals required under Tower Collocation Leases and Ground Leases, and (z) the filings, consents and approvals specified in SCHEDULE 3.4, neither the execution and delivery by such Wholly Owned Entity of this Agreement or the other Transaction Documents to which it is a party, nor the performance of the transactions performed or to be performed by such Wholly Owned Entity thereunder, will (i) require any filing, consent or approval or constitute a Default under (A) any Law to which such Wholly Owned Entity or any of the Assets owned by it is subject, (B) the Charter Documents or bylaws of such Wholly Owned Entity or (C) any Contract or Governmental Permit to which such Wholly Owned Entity is a party or by which any of the Assets owned by it is bound, except with respect to clauses (A) and (C), such failures to make or obtain such filing, consent or approval and such Defaults that, individually or in the aggregate, would not have an AirTouch Material Adverse Effect, or (ii) result in the creation or imposition of any Encumbrance upon any of the Assets owned by such Wholly Owned Entity, other than Permitted Encumbrances.

      3.5  Title and Encumbrances.  To AirTouch's knowledge, except as disclosed
           ----------------------
in SCHEDULE 3.5, the Wholly Owned Entities will at the applicable Closing have good and marketable title to, or, with respect to Assets subject to a Ground Lease, a valid leasehold or other possessory interest in or use right with respect to, all of the Assets of the Wholly Owned Entities, free from any Encumbrances except Permitted Encumbrances. To AirTouch's knowledge, the use of such Assets of the Wholly Owned Entities is not subject to any Encumbrances, other than Permitted Encumbrances and the Encumbrances described in SCHEDULE 3.5, and such use does not materially encroach on the property or rights of any other Person except as disclosed in such Schedule. To AirTouch's knowledge, except as disclosed in SCHEDULE 3.5, all of the Towers of the Wholly Owned Entities are in good operating condition and repair, subject to normal wear and maintenance, have been maintained in a manner consistent with generally accepted standards of sound engineering practice, and are useable to support the antennae of AirTouch and the other tenants on the existing Towers of the Wholly Owned Entities as of the date hereof, except for such defects as are disclosed on
SCHEDULE 3.5 or as would not cost more than $50,000 to correct with respect to each such Tower or more than $2,500,000 for all such Towers. To AirTouch's knowledge, except as disclosed in SCHEDULE 3.5 or where the failure would not, individually or in the aggregate, have an AirTouch Material Adverse Effect, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements, if any, constituting Assets and located on real property owned or leased by any Wholly Owned Entity are located entirely on real property constituting a part of the Assets.

      3.6  Governmental Permits.  To AirTouch's knowledge, except as set forth
           --------------------
on SCHEDULE 3.6, the Wholly Owned Entities have all Governmental Permits that are necessary to operate their Towers as operated on the date hereof, except where the failure to obtain such Governmental Permit would not, individually or in the aggregate, have an AirTouch Material Adverse Effect. To AirTouch's knowledge, except as set forth in SCHEDULE 3.6, the Wholly Owned Entities are in compliance with such Governmental Permits, except for such failures to comply as would not, individually or in the aggregate, have an AirTouch Material Adverse Effect. Except as set forth in SCHEDULE 3.6, or where the failure would not, individually or in the aggregate, have an AirTouch Material Adverse Effect, (i) none of the Governmental Permits owned by the Wholly Owned Entities is, to AirTouch's knowledge, subject to any restriction or condition that limits the ownership or operations of the Assets as currently owned and operated, except for restrictions and conditions generally applicable to Governmental Permits of such type, (ii) to AirTouch's knowledge, the Governmental Permits owned by the Wholly Owned Entities are valid and in good standing, are in full force and effect and are not impaired by any act or omission of any Wholly Owned Entity or its officers, directors, partners, employees or agents, and the ownership and operation of the Assets to AirTouch's knowledge are in accordance with the Governmental Permits owned by the Wholly Owned Entities, (iii) no such Governmental Permit is the subject of any pending or, to AirTouch's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Permit, and (iv) no Wholly Owned Entity has any reason to believe that any such Governmental Permit will not be renewed in its name by the granting Governmental Authority in the ordinary course.

      3.7  Contracts.  SCHEDULE 3.7 identifies all Contracts of the following
           ---------
types to which any Wholly Owned Entity is a party, or by which it is bound, with respect to the Assets (other than any Contract which is neither a Tenant Collocation Lease nor a Ground Lease and (i) is terminable by a party on not more than sixty (60) calendar days' notice without any Liability, or (ii) under which the obligation of a party (fulfilled and to be fulfilled under the current term thereof without taking optional extensions into account) involves an amount of less than $100,000 (a "Minor Contract"), or (iii) is specified in clauses (c)
                          --------------
through (e) below which is entered into after the date hereof in compliance with
Section 6.1):

     (a) Contracts which are Ground Leases, disclosing for each the location of the related Tower Site, the identity of the lessor, the expiration date of the current term under the lease, and the aggregate amount of the rental (including revenue sharing) paid to the lessor by AirTouch or other applicable Wholly Owned Entity thereunder for the month ended May 31, 1999;

     (b) Contracts which are Tower Collocation Leases, disclosing for each the location of the related Tower Site, the identity of the lessee, the expiration date of the current term under the lease, and the amount of the rental paid by the lessee to AirTouch or other applicable Wholly Owned Entity thereunder for the month ended May 31, 1999;

     (c) Contracts in effect as of June 30, 1999 which are Tower Equipment Leases, disclosing for each the location of the related Tower Site, the type of equipment leased, the identity of the lessor, the expiration date of the current term under the lease and the amount of the rental paid to the lessor by AirTouch or other applicable Wholly Owned Entity thereunder for the month ended May 31, 1999;

     (d) Contracts in effect as of June 30, 1999 which are Tower Service Contracts, disclosing for each the location of the related Tower Site, the identity of the service provider, the type of service provided, the expiration date of the current term under the Contract and the amount of the fees paid by AirTouch or other applicable Wholly Owned Entity to the service provider thereunder for the month ended May 31, 1999;

     (e) Contracts under which any Encumbrances, other than Permitted Encumbrances, exist with respect to the Assets of the Wholly Owned Entities; and

     (f)  Contracts (other than those described in any of (a) through (e) above)
(i) which relate to the Towers or Tower Sites of the Wholly Owned Entities which were entered into after December 31, 1998 and which were not made in the ordinary course of the business of the applicable Wholly Owned Entity or (ii) which were made in the ordinary course of business and involve remaining payments under any such Contract of more than $100,000.

     The Contracts listed in SCHEDULE 3.7 are referred to herein as the "AirTouch Contracts." To AirTouch's knowledge, and except as identified in
 ------------------
SCHEDULE 3.7, no Wholly Owned Entity is in Default under any AirTouch Contract, except for Defaults that would not, individually or in the aggregate, have an AirTouch Material Adverse Effect. To AirTouch's knowledge and except as disclosed in SCHEDULE 3.7, (i) no Wholly Owned Entity has received any written communication from, or given any written communication to, any other party indicating that such Wholly Owned Entity or such other party, as the case may be, is in Default under any AirTouch Contract, except for Defaults that would not, individually or in the aggregate, have an AirTouch Material Adverse Effect, (ii) none of the other parties to any such AirTouch Contract is in Default thereunder in any material respect, and (iii) each such AirTouch Contract is in full force and effect and is enforceable against the other parties thereto in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other Laws of general application affecting enforcement of creditors' rights generally or by general principles of equity, and except to the extent that the failure to be in full force and effect and enforceable would not, individually or in the aggregate, have an AirTouch Material Adverse Effect.

      3.8  Environmental Laws.
           ------------------

     (a) Except as disclosed on SCHEDULE 3.8, to AirTouch's knowledge: (i) none of the Wholly Owned Entities' operations on the Real Property of the Wholly Owned Entities is currently subject to any judicial or administrative proceeding alleging the violation of an Environmental Law; (ii) none of the Real Property of the Wholly Owned Entities is the subject of any investigation by any Governmental Authority concerning any release of any Hazardous Substance on the Real Property of the Wholly Owned Entities; (iii) the Wholly Owned Entities have not filed any written notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste on the Real Property or reporting a spill or release of a Hazardous Substance into the environment from its operations on the Real Property of the Wholly Owned Entities; (iv) no lien in favor of any Governmental Authority for (A) any liability under Environmental Laws, or (B) damages arising from or costs incurred in response to a release of any Hazardous Substance into the environment has been filed or attached to any of the Real Property of the Wholly Owned Entities (other than Permitted Encumbrances); (v) no Wholly Owned Entity has been notified that it is potentially liable (including as a "potentially responsible party"), or has received any request for information or other correspondence concerning its potential liability with respect to the Real Property, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state Law; (vi) no Wholly Owned Entity has entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law with respect to the Real Property, or is a party in interest in any judgment, order, writ, injunction or decree issued pursuant to any Environmental Law with respect to the Real Property; (vii) each Wholly Owned Entity is in compliance with all Environmental Laws with respect to the Real Property, except where the failure to be so in compliance, individually or in the aggregate, would not have an AirTouch Material Adverse Effect; and (viii) except for batteries, generators and associated above-ground fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of the Assets, no Wholly Owned Entity has installed or used any underground storage tanks or Hazardous Substances, and there are no underground storage tanks or Hazardous Substances, on any Real Property constituting a part of the Assets.

     (b)  "Environmental Law" means a law, regulation, statute or ordinance
           -----------------
pertaining to land use, air, soil, surface water or groundwater (including the protection, cleanup, removal, remediation or damage thereof) including, without limitation, the following laws: (i) Clean Air Act (42 U.S.C. (S) 7401 et seq.);
                                                                       -------
(ii) Clean Water Act (33 U.S.C. (S) 1251 et seq.); (iii) Resource Conservation
                                         -------
and Recovery Act (42 U.S.C. (S) 6901 et seq.); (iv) Comprehensive Environmental
                                     -------
Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.); (v) Safe
                                                             -------
Drinking Water Act (42 U.S.C. (S) 300f et seq.); and (vi) Toxic Substances
                                       -------
Control Act (15 U.S.C. (S) 2601 et seq.).
                                -------

     (c)  "Hazardous Substance" means any matter that is designated or regulated
           -------------------
as a pollutant, contaminant or hazardous or toxic substance, constituent or waste under any Environmental Law.

      3.9  Litigation.  Except as set forth on SCHEDULE 3.9, (a) there is no
           ----------
material claim, grievance, lawsuit, action, arbitration, administrative or other proceeding or formal governmental investigation pending or, to AirTouch's knowledge, threatened against any Wholly Owned Entity or any of the Assets, that would, individually or in the aggregate, have an AirTouch Material Adverse Effect; and (b) there is no material outstanding or unsatisfied judgment, order or decree to which any Wholly Owned Entity is a party and which relates to the Assets, except such as would not, individually or in the aggregate, have an AirTouch Material Adverse Effect.

      3.10  Employees and Employee Benefits.
            -------------------------------

      (a)  Employment Agreements.  SCHEDULE 3.10(a) lists all employees of
           ---------------------
Sublessors who may be hired by TowerCo at the Initial Closing (each, an "Identified Employee") and their dates of hire, present positions and rates of
 -------------------
compensation (such Schedule being subject to change between the date hereof and the Initial Closing Date as a result of changes in the ordinary course of business). No Wholly Owned Entity is a party to, involved in, or, to AirTouch's knowledge, threatened by, any labor dispute or unfair labor practice charge related to any of the Identified Employees. No Wholly Owned Entity is a party to or currently negotiating any collective bargaining agreement related to such Identified Employees.

      (b)  Employee Benefit Plans.  SCHEDULE 3.10(b) lists each pension benefit,
           ----------------------
welfare benefit, stock option, stock purchase, disability, vacation pay, incentive bonus, severance pay, deferred compensation, supplemental income or other employee benefit plan, policy or arrangement or agreement, including each "employee benefit plan" within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by or contributed
                                          -----
to by the Wholly Owned Entities under which any Wholly Owned Entity is or may be obligated to Identified Employees or their dependents (the "Covered Persons")
                                                            ---------------
(collectively referred to as "Employee Plans").
                              --------------

      (c)  Employee Benefit Plan Compliance.  AirTouch (i) has no knowledge of
           --------------------------------
any circumstance relating to an Employee Plan intended to qualify under section 401(a) of the Code that would likely be treated by the Internal Revenue Service as a disqualifying defect; and (ii) has no knowledge of any liens under Code section 412(n) or ERISA section 4069(a), nor liabilities under ERISA section 4069(a) or 4201(a), in effect with respect to any Employee Plan that would, individually or in the aggregate, have an AirTouch Material Adverse Effect.

      3.11  Commissions.  No Wholly Owned Entity has entered into an agreement,
            -----------
commitment or obligation with regard to any brokerage commission or finder's fee which would be payable by or result in any Liability to TowerCo arising out of the execution, delivery or performance of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby.

      3.12  Real Property.
            -------------

      (a)  Zoning.  To AirTouch's knowledge, except as set forth on SCHEDULE
           ------
3.12, the ownership, lease or use of the real property included in the Assets of each Wholly Owned Entity or subject to such Wholly Owned Entities' Ground Leases is in compliance with all applicable zoning, wetlands and other land use requirements where the failure to so comply would materially limit the applicable Wholly Owned Entity's ability to use such real property substantially as heretofore used, including the addition of tenants to the Towers.

      (b)  Utility Services.  Except as set forth on SCHEDULE 3.12, (i) the
           ----------------
water, electric, gas and sewer utility services and the septic tank and storm drainage facilities currently available to the Tower Sites of the Wholly Owned Entities are adequate for the present use of such Tower Sites by the Wholly Owned Entities and are not being misappropriated by the Wholly Owned Entities but rather are being supplied to the Wholly Owned Entities by utility companies or municipalities pursuant to contracts or tariffs which, to AirTouch's knowledge, are valid and in full force and effect, and (ii) to AirTouch's knowledge, there is no condition which will result in the termination of the present access from such Tower Sites to such utility services and other facilities.

      (c)  Access.  To AirTouch's knowledge, and except as disclosed in SCHEDULE
           ------
3.12, the Wholly Owned Entities have obtained all Governmental Permits (where required), easements and rights-of-way which are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from their Tower Sites for the purposes used by the Wholly Owned Entities in the ordinary course. To AirTouch's knowledge, no action is pending or threatened which would have the effect of terminating or materially limiting such access.

      (d)  Eminent Domain.  Except as set forth on SCHEDULE 3.12, AirTouch has
           --------------
received no written notice that any Governmental Authority having the power of eminent domain over any of the real property included in the Assets of the Wholly Owned Entities has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any material part of such real property.

      (e)  Public Improvements.  To AirTouch's knowledge, no work for municipal
           -------------------
improvements has been commenced on or in connection with the "Owned Sites" included in the Assets that are owned by the Wholly Owned Entities. AirTouch has received no written notice that any material assessment for public improvements has been made against any such real property which remains unpaid.

      3.13  Absence of Certain Changes or Events.  Since December 31, 1998, each
            ------------------------------------
Wholly Owned Entity has made reasonable efforts consistent with past practice to preserve relationships with customers, suppliers, employees, lessors, licensors, tenants, licensees, distributors and others with whom such Wholly Owned Entity has a material business or financial relationship with respect to its Assets. Except as set forth on SCHEDULE 3.13, since December 31, 1998, each Wholly Owned Entity has conducted its operations regarding its Assets in the ordinary course of business consistent with past practice (including with respect to the collection of receivables, payment of payables and other liabilities and capital expenditures).

      3.14  Availability of Documents.  AirTouch has made available to TowerCo
            -------------------------
copies of all Contracts specifically identified in the Schedules to this Article
3. To AirTouch's knowledge, such copies are true and complete in all material respects and include all material amendments, supplements and modifications thereto or waivers currently in effect thereunder.

      3.15  Compliance with Applicable Law.  To AirTouch's knowledge, except as
            ------------------------------
set forth on SCHEDULE 3.15, each Wholly Owned Entity has conducted its business relating to the Assets and owned and operated the Assets in accordance with all applicable Laws (excluding Environmental Laws), except for such failures as, individually or in the aggregate, would not have an AirTouch Material Adverse Effect. Except as set forth on SCHEDULE 3.15, none of the Wholly Owned Entities is charged by any Governmental Authority with, or, to AirTouch's knowledge is threatened or under investigation by any Governmental Authority with respect to, any Default under any applicable Law relating to the ownership and operation of the Assets or the conduct of the Business that, individually or in the aggregate, would have an AirTouch Material Adverse Effect.

      3.16  Investment Intent. Each Wholly Owned Entity is acquiring its portion
            -----------------
of the Warrant for its own account and not with a view to the distribution thereof or of the shares of TowerCo's Class A Common Stock issuable upon exercise thereof. AirTouch and the other Wholly Owned Entities understand that the Warrant has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.

      3.17  No Other Warranties.  Except for the representations and warranties
            -------------------
expressly set forth in this Article 3 and in Article 4, the Assets are being leased or otherwise made subject to the terms of the Sublease by AirTouch, the other Wholly Owned Entities and the other Sublessors AS IS, WHERE IS, AND WITH ALL FAULTS, and there are no other warranties being made by AirTouch, any other Wholly Owned Entity or any other Sublessor (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY, MERCHANTABILITY, CONDITION, DESIGN, WORKMANSHIP, OPERATION, STRUCTURAL INTEGRITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE, OR ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE), express or implied, in connection with the leasing or subleasing of the Assets, the subjection of the Assets to the terms of the Sublease, or the other transactions contemplated by this Agreement, the Sublease and the other Transaction Documents.


                                   ARTICLE 4
                                   ---------

               Representations and Warranties of Other Entities
               ------------------------------------------------

     By and as of the time of its execution of this Agreement (or the Joinder, as the case may be), and as a material inducement to TowerCo, ATLP and (at such time as it becomes a party to this AGreement) Sub to enter into this Agreement and the Transaction Documents to which they are parties, each Other Entity (severally and not jointly and each solely with respect to itself) makes the representations and warranties to TowerCo set forth in Article 3 (except as to
Section 3.16 in the event that there is an intent by an Other Entity to distribute portions of the Warrant, in which case the Joinder as to such other Entity shall modify such representation to provide appropriate assurances as to the investment intent of its distributees), subject to the disclosures in the Schedules to this Agreement (with each disclosure made in the Schedules in response to any Section of such representations and warranties being deemed to be disclosed in response to, and to qualify, each other Section of such representations and warranties); provided, however, that for purposes of such representations and warranties, all
--------
references in Article 3 to AirTouch or any other Wholly Owned Entity or their respective business, operations, assets, properties and liabilities shall be deemed replaced with references to such Other Entity and its business, operations, assets, properties and liabilities.


                                   ARTICLE 5
                                   ---------

              Representations and Warranties of TowerCo and ATLP
              --------------------------------------------------

     As a material inducement to Sublessors to enter into this Agreement and the other Transaction Documents to which they are parties, TowerCo and ATLP and (at such time as Sub becomes a party to this Agreement) Sub represent and warrant jointly and severally to Sublessors the following for the benefit of Sublessors (provided, that the following representations and warranties relating to Sub speak as of such time as Sub becomes a party hereto):

      5.1  Organization and Qualification.  Each of TowerCo and Sub is a
           ------------------------------
corporation, and ATLP is a limited partnership, in each case duly organized, validly existing and in good standing under the laws of the State of Delaware and, prior to Closing, Sub will be authorized to transact business in all states in which the Towers which are the subject of such Closing are located. Each of TowerCo, ATLP and Sub has all necessary corporate (or, in the case of ATLP, partnership) power and authority to own, lease and utilize its properties and assets and to engage in the business or businesses in which it has been and is presently engaged and in the places where its property and assets are now (or as to Sub, proposed to be) owned, leased or utilized or as such business is now (or as to Sub, proposed to be) conducted. TowerCo has provided to AirTouch true, correct and complete copies of TowerCo's and Sub's Charter Documents.

      5.2  TowerCo Authority.  Each of TowerCo, Sub and ATLP has the corporate
           -----------------
(or in the case of ATLP, partnership) right, power, legal capacity and authority to execute, deliver and perform its obligations under this Agreement, the other Transaction Documents, and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution, delivery and performance of this Agreement by TowerCo, Sub and ATLP and the transactions contemplated hereby have been, and all documents, instruments and certificates have been or as of the Closing will be, duly authorized by all necessary corporate or partnership action on the part of each.

      5.3  Enforceability.  The terms and provisions of this Agreement and all
           --------------
other Transaction Documents made or delivered from time to time by TowerCo, ATLP or Sub hereunder, including the Warrant, constitute valid and legally binding obligations of each enforceable against each in accordance with the terms hereof and thereof (except that no representation is made as to the enforceability of the indemnification and contribution provisions of the Registration Rights Agreement under federal and state securities laws).

      5.4  Approvals.  Except for compliance with the HSR Act, neither the
           ---------
execution and delivery by TowerCo, Sub or ATLP of the Transaction Documents to which TowerCo, Sub or ATLP, respectively, is a party, nor the performance of the transactions performed or to be performed by TowerCo, Sub or ATLP thereunder, will (i) require any filing, consent or approval or constitute a Default under
(A) any Law to which TowerCo and its subsidiaries, Sub, ATLP or their respective properties and assets are subject, (B) the Charter Documents of TowerCo, Sub or ATLP, or (C) any Contract or Governmental Permit to which either is a party or by which any of the properties and assets of TowerCo, its subsidiaries, Sub or ATLP are bound, except with respect to clauses (A) and (C), such failures to make or obtain such filing, consent or approval and such Defaults that, individually or in the aggregate, would not have a TowerCo Material Adverse Effect, or (ii) result in the creation or imposition of any Encumbrance upon any of the properties or assets of TowerCo, its subsidiaries, Sub or ATLP, other than Permitted Encumbrances.

      5.5  Commissions.  Neither TowerCo nor any subsidiary has entered into any
           -----------
agreement, commitment or obligation with regard to any brokerage commission or finder's fee or similar payment which would be payable by or will result in any Liability to any Sublessor, arising out of the execution, delivery or performance of this Agreement, the other Transaction Documents or the Warrant or the transactions contemplated hereby and thereby.

      5.6  SEC Reports.  TowerCo has filed all required forms, reports and
           -----------
documents with the SEC since July 1, 1998 (collectively, the "TowerCo SEC
                                                              -----------
Reports").  The TowerCo SEC Reports complied, as of their respective dates, in
-------
all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the TowerCo SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, TowerCo's Annual Report on Form 10-K as filed with the SEC on March 19, 1999, all Contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K. TowerCo has heretofore delivered to AirTouch, in the form filed with the SEC, all of the TowerCo SEC Reports. The audited consolidated financial statements and the unaudited interim financial statements of TowerCo, including in each case the notes thereto, included in the TowerCo SEC Reports have been prepared in accordance with GAAP, and such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of TowerCo and its subsidiaries at the dates indicated and such consolidated statements of income, changes in stockholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in stockholders' equity and cash flow of TowerCo for the periods indicated, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. The unaudited financial statements included in the TowerCo SEC Reports contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the results of operations and changes in stockholders' equity and financial position for the periods then ended.

      5.7  Absence of Certain Changes.  Since December 31, 1998, except as
           --------------------------
described in SCHEDULE 5.7 or the TowerCo SEC Reports filed after such date, TowerCo has conducted its business solely in the ordinary course consistent with past practice and neither TowerCo nor Sub has been subject to any Event that would have a TowerCo Material Adverse Effect.

      5.8  Threatened or Pending Litigation.  There is no dispute, claim,
           --------------------------------
grievance, lawsuit, action, arbitration, administrative or other proceeding or formal governmental investigation pending or, to TowerCo's knowledge, threatened against TowerCo, any Affiliate of TowerCo or any of their respective properties, assets or operations that would have a TowerCo Material Adverse Effect.

      5.9 Interim Operations of Sub.  Sub is a wholly-owned, indirect subsidiary
          -------------------------
of TowerCo. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby.

      5.10  Funds Available for Exclusive Commitment Fee. TowerCo has sufficient
            --------------------------------------------
cash or cash equivalents to pay the Exclusive Commitment Fee when due hereunder.

      5.11   Capitalization.  TowerCo has authorized capital stock, and shares
             --------------
of capital stock outstanding and reserved for issuance pursuant to options, warrants and convertible and exchangeable securities outstanding as of August 1, 1999, in each case as identified in SCHEDULE 5.11. All of such outstanding capital stock has been duly authorized and validly issued, fully paid and nonassessable and is not subject to any preemptive or similar rights. Sub has authorized capital stock consisting solely of 1,000 shares of Common Stock, par value $.01 per share, all of which (i) are owned directly by a direct, wholly owned subsidiary of TowerCo free and clear of any Encumbrance other than the Encumbrances described in SCHEDULE 5.11 or the TowerCo SEC Reports and (ii) were issued in compliance with applicable securities Laws. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) that are binding on TowerCo or any of its direct or indirect subsidiaries calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of TowerCo or Sub, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of TowerCo or Sub, in any case except as set forth with respect to TowerCo in the TowerCo SEC Reports (as defined herein) or in SCHEDULE 5.11 hereto.

      5.12   Valid Issuance.  The issuance of the Warrant and the issuance of
             --------------
the shares of Class A Common Stock of TowerCo issuable upon exercise of the Warrant (the "Warrant Shares") have been duly and validly authorized by all
              --------------
necessary corporate action. No further approval or authorization of the stockholders or the directors of TowerCo, of any Governmental Authority or of any other Person is required for the issuance by TowerCo of the Warrant to Sublessors in accordance with the terms of this Agreement, or for the issuance of the Warrant Shares in accordance with the terms of the Warrant. The Warrant, when issued, sold and delivered to Sublessors in accordance with the terms expressed herein, shall be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances and preemptive or similar rights and restrictions of any nature. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance and receipt of payment therefor as provided in the Warrant, will be duly and validly issued, fully paid and nonassessable, and free and clear of any Encumbrances and preemptive or similar rights and restrictions of any nature. The issuance of the Warrant to Sublessors pursuant to this Agreement, and the issuance of the Warrant Shares pursuant to the Warrant, will not violate or constitute a Default under the terms of any preemptive right or Contract of TowerCo or Sub and, based on the representation and warranty set forth in Section 3.16 and in Article 4 (insofar as it relates to Section 3.16), shall be made in compliance with all applicable Laws and Charter Documents of TowerCo and Sub.

      5.13   Registration Rights.  Except as set forth in SCHEDULE 5.13, no
             -------------------
Person has demand or other rights to cause TowerCo to file any registration statement under the Securities Act of 1933, as amended, relating to any securities of TowerCo or any right to participate in any such registration statement.

      5.14  Share Ownership Limitations. No "fair price," "moratorium," "control
            ---------------------------
share acquisition" or other form of anti-takeover statute or regulation as in effect on the date hereof or any anti-takeover provision in the Charter Documents of TowerCo or its Affiliates or any shareholder rights plan or similar arrangement or material change of control provision is applicable to any of the transactions contemplated by this Agreement, the other Transaction Documents or the Warrant.


                                   ARTICLE 6
                                   ---------

                               Certain Covenants
                               -----------------

      6.1  Agreements of Sublessors Pending the Closing. AirTouch and each other
           --------------------------------------------
Sublessor severally covenants and agrees that, pending the Final Closing (and thereafter, in the case of paragraphs (f) and (g) of this Section), except as otherwise agreed to in writing by TowerCo, and except in connection with the performance of the transactions contemplated hereby:

      (a)  Business in the Ordinary Course.  Except as to actions specifically
           -------------------------------
permitted or contemplated by this Agreement or required by any Law, such Sublessor shall operate, maintain and service its Assets in the ordinary course consistent with past practice (including extensions, renewals, terminations and amendments of Contracts) and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use reasonable efforts to preserve the goodwill and relationships with customers, suppliers and others having business dealings with it that are material to the Assets.

      (b)  Update Schedules.  AirTouch and the other Sublessors shall promptly
           ----------------
disclose to TowerCo any information contained in their respective representations and warranties or any of the Schedules or Annexes hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Final Closing Date; provided, however, that none of such disclosures shall be deemed to
      --------
modify, amend or supplement the representations and warranties of the Wholly Owned Entities or of the Other Entities or the Schedules or Annexes hereto for the purposes of Article 8 hereof, unless TowerCo shall have consented thereto in writing, except (i) to the extent that an update relates to the addition to any Schedule or Annex of Towers or Tower Sites acquired or constructed after the date of this Agreement in the ordinary course consistent with past practice (and
Ground Leases relating to the foregoing) and which meet the criteria set forth in SCHEDULE 6.1(B)(1), and matters related thereto, (ii) to the extent that an update relates to the expiration or termination pursuant to its terms of a Ground Lease or Tower Related Asset and matters related thereto, in which event the applicable Tower, Tower Site and Ground Lease (in the case of an expiring or terminating Ground Lease) or the applicable Tower Related Asset (in the case of an expiring or terminating Tower Related Asset) shall be deemed to be Excluded Assets for all purposes hereunder and shall not be deemed to be the subject of any representation, warranty or covenant of Sublessors hereunder, and all references thereto in the Annexes to this Agreement shall be deemed deleted,
(iii) to the extent that an update relates to the renewal (pursuant to preexisting renewal options) of a Ground Lease or Tower Related Asset, and matters related thereto, (iv) to the extent that an update relates to the renewal (other than a renewal pursuant to preexisting renewal options) or amendment of a Ground Lease or Tower Related Asset, and matters related thereto, so long as the criteria set forth in SCHEDULE 6.1(B)(2) are met, and (v) for updates to Schedule 310 with respect to the Identified Employees identified by TowerCo and AirTouch in accordance with the provisions of Section 310 (collectively, the updates referred to in the foregoing clauses (i), (ii),
(iii), (iv) and (v), together with any other disclosures consented to in writing by TowerCo, the "Permitted Schedule Updates"). The Schedules and Annexes hereto
                 --------------------------
shall be deemed modified to include the information in the Permitted Schedule Updates. Notwithstanding anything to the contrary herein, if any proposed Permitted Schedule Update pursuant to subsection (i) of the foregoing proviso (a "Subsection (i) Update") contains exceptions to the representations and
 ---------------------
warranties contained in Articles 3 or 4 hereof such that the condition to TowerCo's obligations to close under Section 8.1(b) would not be satisfied (it being understood that, to the extent that a Subsection (i) Update revises the lists of Towers, Tower Sites and certain Contracts called for by Section 3.7 and the Annexes hereto, such revision shall not constitute an exception for this purpose), TowerCo may, within seven days after the receipt thereof, refuse to accept such proposed Subsection (i) Update insofar as the exceptions reflected therein are unacceptable to TowerCo, notify AirTouch of TowerCo's objections, and refuse to accept and pay for any such additional Towers or Tower Sites as are subject to such unacceptable exceptions. Each such Tower and Tower Site (including the Tower Related Assets relating thereto) shall not be subject to this Agreement or any of the Transaction Documents for any purpose and shall constitute Excluded Assets, and Sublessors may hold, further develop or dispose of such Towers, Tower Sites and assets free and clear of any obligation or Liability arising or imposed under or pursuant to this Agreement or the other Transaction Documents.

      (c)  Conduct of Business.  Such Sublessor shall cooperate with TowerCo and
           -------------------
use its reasonable efforts to cause all of the conditions to the obligations of TowerCo under this Agreement to be satisfied on or prior to the Closing Date.

      (d)  Sale of Assets; Negotiations.  Except as permitted by Section 61,
           ----------------------------
such Sublessor shall not sell or encumber all or any part of its Assets, other than Permitted Encumbrances or in the ordinary course of its business consistent with past practice or in connection with the sale or other divestiture of any cellular system owned by any Sublessor, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Assets sold or otherwise disposed of in accordance with this Section shall be deemed to be Excluded Assets for all purposes hereunder and shall not be deemed to be the subject of any representation, warranty or covenant of Sublessors hereunder, and all references thereto in the Annexes to this Agreement shall be deemed deleted.

      (e)  Access.  Each Sublessor shall give to TowerCo's officers, employees,
           ------
counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours and with reasonable prior notice, all of the premises, properties, assets, records, contracts and other documents relating to the Assets and shall permit them to consult with the officers, employees, accountants and agents of Sublessors for the purpose of making such investigation of the Assets as TowerCo shall desire to make, provided that such access, inspection and investigation shall not unreasonably interfere with the business operations of Sublessors. Notwithstanding the foregoing provisions of this Section 6.1(e), Sublessors shall not be required to provide any such information to TowerCo if, in the reasonable determination of counsel for AirTouch or the other applicable Sublessor, access to such information by TowerCo is prohibited by the provisions of any confidentiality agreements binding upon AirTouch or any of the other Sublessors or by applicable Law.

      (f)  Publicity.  Except as required by applicable Law or in connection
           ---------
with communications with the other stockholders or partners of the Other Entities or the process of obtaining consents contemplated by Section 2.2 hereof, no Sublessor shall give any notice to third parties or otherwise make any public statement or announcement (including statements to any member of the media) concerning this Agreement or the transactions contemplated hereby, or otherwise make known to any third party any information relating to this Agreement or the other Transaction Documents, except for such written information as shall have been approved in writing as to form and content by TowerCo, which approval shall not be unreasonably withheld or delayed.

      (g)  Cooperation in Accounting Matters.  If TowerCo is required by
           ---------------------------------
applicable Law (including the staff of the Securities and Exchange Commission) to receive from its independent public accountants an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the Assets (consisting of a balance sheet as of the Final Closing Date and a statement of revenue from third parties and expenses for the twelve months then ended, prepared in conformity with GAAP and Regulation S-X under the Securities Act of 1933, as amended, and which shall be at TowerCo's sole cost and expense), then Sublessors shall cooperate reasonably and shall use reasonable efforts to cause their independent public accountants to cooperate (provided that such accountants' cooperation shall be at TowerCo's sole cost and expense) in responding to inquiries from TowerCo's independent public accountants in connection with their production of such report for TowerCo.

      6.2  Agreements of TowerCo.  TowerCo covenants and agrees that, pending
           ---------------------
the Final Closing (and thereafter, in the case of paragraphs (d) and (h) of this Section 6.2) and except as otherwise agreed to in writing by AirTouch:

      (a)  Update Schedules.  TowerCo shall promptly disclose to AirTouch (on
           ----------------
behalf of the Sublessors) any information contained in the representations and warranties of TowerCo or Sub or any of the Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Final Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of TowerCo or Sub or the schedules hereto for the purposes of Article 9 hereof, unless AirTouch shall have consented thereto in writing.

      (b)  Conduct of Business.  TowerCo and Sub shall cooperate with Sublessors
           -------------------
and use its reasonable efforts to cause all of the conditions to the obligations of Sublessors and TowerCo under this Agreement to be satisfied on or prior to each Closing Date.

      (c)  Access.  Pending the Final Closing, TowerCo and Sub shall give to
           ------
Sublessors' officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of TowerCo and Sub for the purpose of making such investigation of their business and the properties and assets used in connection therewith, as Sublessors shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of TowerCo. Notwithstanding the foregoing provisions of this Section

6.2(c), TowerCo shall not be required to provide any such information to Sublessors if, in the reasonable determination of the general counsel of TowerCo, access to such information by Sublessors is prohibited by the provisions of any confidentiality agreement binding upon TowerCo or by applicable Law.

      (d)  Publicity.  Except as required by applicable Law, neither TowerCo nor
           ---------
Sub shall give notice to third parties or otherwise make any public statement or announcement (including statements to any member of the media) concerning this Agreement or the transactions contemplated hereby or otherwise make known to any third party any information relating to this Agreement or the other Transaction Documents, except for such written information as shall have been approved in writing as to form and content by AirTouch, which approval shall not be unreasonably withheld or delayed.

      (e)  Assignment to Sub.  Prior to the applicable Closing Date, TowerCo
           -----------------
shall (i) assign this Agreement to Sub in accordance with Section 13.2 hereof, and (ii) cause Sub to qualify to do business in any jurisdiction where the leasing, subleasing, use, occupancy, management or operation of the Assets would require Sub to be so qualified.

      (f) Capitalization.  Prior to the Initial Closing Date:
          --------------

          (i) TowerCo will not make any change or amendment in its charter or bylaws except for such changes or amendments that (x) are approved by the holders of Class A Common Stock or (y) would not have a material adverse effect on the rights of the holders of Class A Common Stock.

          (ii) TowerCo will not effect any reclassification of the shares of Class A Common Stock, or make any distribution thereon prior to the Initial Closing Date, or declare any distribution having a record date prior to the Initial Closing Date, unless an appropriate adjustment is made in the Warrant.

          (iii) TowerCo shall take such action as is necessary to cause, as of the Initial Closing Date, the Warrant Shares (as defined herein) to be approved for listing upon notice of issuance of the New York Stock Exchange.

          (iv) In the event that TowerCo shall effect any merger, consolidation or other business combination as a result of which shares of Class A Common Stock are converted or exchanged into cash, securities or other property, TowerCo shall ensure that the holders of the Warrant upon exercise thereof shall be entitled to receive, in lieu of each share of Class A Common Stock issuable pursuant to such Warrant, the amount of cash, securities and other property per share received in respect to a share of Class A Common Stock upon such conversion or exchange.

      (g) Registration Rights Agreement.  Prior to the Initial Closing Date,
          -----------------------------
TowerCo shall take all action necessary to (i) amend the Registration Rights Agreement to cause Sublessors to become "Stockholders" thereunder and to cause the Warrant Shares to constitute "Registrable Securities" thereunder, subject only to AirTouch's execution of such amendment on behalf of Sublessors and (ii) cause the Warrant to constitute an "Equity Agreement" for purposes of the Registration Rights Agreement.

      (h) Restrictions on Transfers of Sub Stock.  TowerCo shall not directly or
          --------------------------------------
indirectly sell, assign, pledge, hypothecate, transfer or otherwise dispose (for purposes of this paragraph, a "transfer"), and shall not permit any transfer, of any or all of the capital stock of Sub, other than (i) those pledges to lenders as are described in SCHEDULE 5.11 hereto, or (ii) a transfer of Sub's capital stock pursuant to the exercise of the lenders' foreclosure remedies pursuant to the foregoing pledges, or to assignees of such foreclosing lenders, but only so long as the proposed transferee is a Qualified Stock Transferee (as defined below) that agrees in writing to be bound by the restrictions on transfer set forth in this Section 6.2(h). All purported transfers of Sub capital stock that do not comply with this Section shall be void ab initio. TowerCo and Sub shall cause all certificates representing shares of Sub capital stock to bear a legend referencing the transfer restrictions set forth herein. Without limiting the foregoing, TowerCo and Sub shall obtain prior to the Initial Closing Date (and shall maintain thereafter) from the lenders to which Sub's stock is pledged as described in Schedule 5.11 any consents or agreements necessary to ensure that the foregoing restrictions on transfer are given full force and effect and do not and will not result in any Default under TowerCo's and Sub's agreements with such lenders. A "Qualified Stock Transferee" means a transferee that (i) is not
                 --------------------------
an AirTouch Competitor (as defined in the Sublease), and (ii) is otherwise a Person to which Sub would be permitted to transfer Sub's assets under the terms of the Sublease. Notwithstanding anything to the contrary in this Agreement, the obligations of TowerCo and Sub in this Section shall survive until the expiration or termination of the Sublease.

     6.3  Additional Agreements of Sublessors and TowerCo.
          -----------------------------------------------

      (a)  Regulatory Matters.
           ------------------

     (i) Each party hereto agrees to use commercially reasonable efforts to comply with all Laws which may be imposed on such party with respect to the transactions contemplated by this Agreement and the other Transaction Documents. If required by applicable Laws, TowerCo (and/or Sub, as applicable) and Sublessors shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act as soon as reasonably practicable but in any event no later than twenty (20) Business Days after the date hereof and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act. TowerCo, Sub and Sublessors will cooperate before and after Closing to prevent inconsistencies between their respective HSR Act filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Each of TowerCo and/or Sub, on the one hand, and Sublessors, on the other hand, shall pay all HSR filing fees payable by such party in connection with the execution of this Agreement.

     (ii) Notwithstanding anything else to the contrary contained in this Agreement, none of AirTouch nor any other Sublessor shall have any obligation to oppose, challenge or appeal any suit, action or proceeding by any Governmental Authority before any court or other Governmental Authority, domestic or foreign, or any order or ruling by any such body (A) seeking to restrain or prohibit or restraining or prohibiting the consummation of the transactions contemplated by the Transaction Documents, (B) seeking to prohibit or limit or prohibiting or limiting the leasing, subleasing, occupancy, operation or control by TowerCo or Sub of the Subleased Property or Managed Components (as defined in the Sublease) or (C) seeking to compel or compelling TowerCo, Sub or any Sublessor or any of their respective Affiliates to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of TowerCo, Sub or any Sublessor or any of their respective Affiliates.

      (b)  Cooperation in Tax Matters.  Sublessors, on the one hand, and TowerCo
           --------------------------
and Sub, on the other hand, shall cooperate fully as and to the extent reasonably requested by the other party in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sublessors and TowerCo agree (i) to retain all books and records with respect to Tax matters pertinent to the Assets relating to all taxable periods until the statute of limitations (including any extensions) as to any taxable year that may be affected thereby shall have run, (ii) to abide by all record retention agreements entered into with any Governmental Authority, and
(iii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if one party so requests, shall allow the requesting party to take possession of such books and records proposed for destruction or discard (at the requesting party's sole expense).

      (c)  Transfer Taxes.  Each Sublessor shall pay and promptly discharge when
           --------------
due the entire amount of any and all state and local sales and use, documentary, real property transfer and other transfer taxes, similar taxes and related amounts (including any penalties, interest and additions to Tax) (the "Transfer
                                                                       --------
Taxes") imposed or levied by reason of the execution and performance of this
-----
Agreement and the Sublease, if any. TowerCo shall promptly reimburse each Sublessor for 50% of all such Transfer Taxes upon receipt of suitable evidence that such Transfer Taxes have been paid by such Sublessor. The parties will cooperate before and after each Closing to minimize Transfer Taxes. Such cooperation will include the provision of resale certificates, other exemption certifications where appropriate, or other documentation reasonably requested by AirTouch or another Sublessor.

      (d)  Further Assurances.  Each of the parties hereto will cooperate with
           ------------------
the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

      (e) Tax Filings.  TowerCo will be responsible for filing before and after
          -----------
each Closing any forms, notices or other filings as required by each Governmental Authority necessary to identify the change in ownership, use, control or possession of the Assets.

      6.4  Confidentiality.  All information obtained by any party in connection
           ---------------
with this Agreement shall be kept confidential in accordance with that certain letter agreement dated March 23, 1999 between TowerCo and Lehman Brothers Inc. on behalf of AirTouch. The obligations in this Section shall survive any termination or expiration of this Agreement.

      6.5  Preliminary Title Reports.  TowerCo may, but shall not be obligated
           -------------------------
to, at its own cost or expense, obtain as promptly as practicable after the execution of this Agreement either (i) a standard preliminary title report dated on or after the date of this Agreement with respect to each parcel of real property constituting a part of the Assets, or (ii) copies of title policies or marked up commitments to issue title policies, with policies to be provided when issued.

      6.6  Environmental Site Assessments.  TowerCo may as promptly as
           ------------------------------
practicable after the execution of this Agreement, at its own cost and expense, obtain and deliver to the applicable Sublessor full and complete copies of a Phase I

Environmental Report on each parcel of real property constituting a part of the Assets for which a Phase I Environmental Report has not heretofore been delivered to TowerCo (or as to which TowerCo has heretofore indicated that the existing Phase I Environmental Report raises questions of potential liability that has had or could be reasonably expected to materially impair the value or use of the affected real property). Site assessments shall be conducted by such consultants and professionals as TowerCo shall select and as shall be reasonably acceptable to AirTouch and shall be arranged at times mutually convenient to the parties. Each of the applicable Sublessor and TowerCo shall be entitled to have representatives present at the time such site assessments are conducted and to have copies of all correspondence with the entity preparing such Phase I Environmental Reports.

      6.7  Structural Reports.  TowerCo may, but shall not be obligated to, at
           ------------------
its own cost and expense, obtain as promptly as practicable after the execution of this Agreement, a report with respect to each of the components of the Towers of such structural engineers as are reasonably satisfactory to TowerCo with respect to (i) the structural soundness and operating condition of the Towers,
(ii) compliance of the Towers with all applicable Laws, Governmental Permits and Contracts, and (iii) any required structural or other material repairs.

                                   ARTICLE 7
                                   ---------

                               Employee Matters
                               ----------------

      7.1  Employment.  No later than the sixtieth (60th) day after the date of
           ----------
this Agreement, TowerCo shall notify AirTouch of the Identified Employees that TowerCo intends to hire as of the Initial Closing Date (the "Prospective
                                                             -----------
Employees"), and shall offer to all Prospective Employees, as of the Initial
---------
Closing Date, employment in a position with at least comparable responsibility. Prospective Employees who accept TowerCo's offer of employment and become employees of TowerCo within six (6) months of the Initial Closing Date are referred to herein as "New Employees" and all other employees of Sublessors are
                       -------------
referred to as "Nontransferring Employees."  Subject to the provisions of this
                -------------------------
Section 7 as to any particular benefit, TowerCo shall provide New Employees with compensation and employee benefits that are substantially similar to those provided to similarly situated TowerCo employees. From the date of this Agreement until the end of the Nonsolicitation Period, neither TowerCo nor any of its Affiliates will Solicit any Nontransferring Employee who is not an Identified Employee to leave his or her employment with any Sublessor or any of its Affiliates. For purposes of this Section 7.1, the "Nonsolicitation Period"
                                                        ----------------------
ends on the first anniversary of the Final Closing, and "Solicit" means any
                                                         -------
recruitment specifically directed at one or more individuals identified by name, title or Sublessor affiliation (i.e., beyond generally advertising job openings), but the term "Solicit" shall not include any activities that constitute follow-up to individuals who respond to general job opening advertisements or who voluntarily initiate employment inquiries. TowerCo shall indemnify and hold Sublessors and their Affiliates harmless from and against all claims, expenses (including reasonable attorneys' fees), loss and liability arising either (i) out of Sublessors' submission of personnel records or information to TowerCo about their employees, or (ii) with respect to the New Employees' employment with TowerCo after the Initial Closing. Except as otherwise specifically provided in this Agreement, Sublessors and their Affiliates shall indemnify and hold TowerCo and its Affiliates harmless from and against all claims, expenses (including reasonable attorneys' fees), loss and liability arising out of the New Employees' and Nontransferring Employees' employment with Sublessors prior to the Initial Closing.

      7.2  Service Credit for New Employees.  Subject to the provisions of this
           --------------------------------
Section as to any particular benefit, TowerCo shall recognize all prior service of New Employees with any Sublessor and any Affiliate that is aggregated with the applicable Sublessor under section 414(b), 414(c) or 414(m) of the Code (each, an "ERISA Affiliate") for tenure purposes, and for all benefit plan
           ---------------
purposes (other than benefit accrual under a defined benefit plan and TowerCo's 401(k) Plan and Stock Option Plan), at least to the extent recognized under the comparable employee benefit plan of the applicable Sublessor as in effect on the Initial Closing Date, but without regard to any amendment increasing such service adopted or made effective less than twelve (12) months prior to the Initial Closing Date. On or before the Initial Closing Date, Sublessors shall provide TowerCo with a list setting forth the service accrued by each Prospective Employee. Sublessors agree that TowerCo shall be under no obligation to and shall not assume sponsorship of any Employee Plan.

      7.3  Qualified Defined Contribution Plan.
           -----------------------------------

     (a) The Identified Employees currently are eligible to participate in the AirTouch Communications Retirement Plan ("AirTouch's DC Plan"). New Employees
                                          ------------------
shall not accrue any further benefits under the AirTouch's DC Plan as of any date after the Initial Closing (unless still employed by any Sublessor or its ERISA Affiliates).

     (b) TowerCo is a participating company in the American Tower 401(k)/Profit Sharing Plan ("TowerCo's DC Plan"). Except with respect to any New Employee who
               -----------------
elects otherwise, the account balances of New Employees in the AirTouch's DC Plan shall be transferred to the TowerCo's DC Plan as soon as reasonably practicable following the Initial Closing in accordance with this Section 73. TowerCo represents and warrants that the TowerCo's DC Plan and related trust meet the requirements for qualification under section 401 and related sections of the Code and shall continue to meet such requirements as of the date of the transfer described in this Section 7.3. Prior to such transfer, but in no event later than two (2) months after the Initial Closing Date, TowerCo shall provide to Sublessors satisfactory evidence that the TowerCo's DC Plan complies with such requirements, including copies of TowerCo's DC Plan and the most recent determination letter issued by the Internal Revenue Service (and any subsequent determination letter application filed with the Internal Revenue Service).

     (c) As soon as reasonably practicable after the Initial Closing and provision of satisfactory evidence pursuant to this Section 7.3, the trustee of AirTouch's DC Plan shall transfer to the trustee of TowerCo's DC Plan cash and/or assets, including plan loan obligations, equal to the value of the account balances of each New Employee (except any New Employee electing not to transfer his or her account balance as provided above) under AirTouch's DC Plan as of the last valuation date immediately preceding the transfer date, which amount shall be credited to the respective account or accounts under TowerCo's DC Plan. The foregoing notwithstanding, the amount to be so transferred with respect to any New Employee shall be reduced by any withdrawals and other distributions made from AirTouch's DC Plan to the New Employee between such valuation date and such transfer date.

     (d) TowerCo agrees that once the transfers described herein have been made, the sole and exclusive responsibility for providing the benefits accrued by the New Employees under AirTouch's DC Plan as of the transfer date and transferred to TowerCo's DC Plan shall be that of TowerCo's DC Plan and TowerCo.

      7.4  Welfare Plans.  Each New Employee shall be eligible for coverage as
           -------------
of the date on which he or she becomes a New Employee of TowerCo (the "Employment Transfer Date") under any medical, dental, vision, prescription
 ------------------------
drug, life insurance and other welfare benefit plans (within the meaning of section 3(1) of ERISA) maintained by TowerCo for its employees ("TowerCo's
                                                                 ---------
Welfare Plans").  TowerCo agrees to (i) waive any waiting periods and
-------------
preexisting condition limitations in TowerCo's Welfare Plans, except to the extent coverage would have been denied or restricted on a similar basis under the welfare benefit plans of Sublessors ("Sublessors' Welfare Plans") and (ii)
                                          -------------------------
coordinate deductibles, maximum benefit restrictions and "out-of-pocket" maximums so that (A) New Employees receive credit toward any deductibles under TowerCo's Welfare Plans for deductibles paid under the Sublessors' Welfare Plans during the coverage year of the TowerCo's Welfare Plans in which the Employment Transfer Date occurs and (B) New Employees receive credit for eligible claims incurred under the Sublessors' Welfare Plans during the coverage year of the TowerCo's Welfare

Plans in which the Employment Transfer Date occurs toward any "out-of-pocket" maximums under TowerCo's Welfare Plans. As soon as reasonably practicable after the Initial Closing Date, Sublessors shall prepare and deliver to TowerCo a schedule setting forth the information needed for TowerCo to comply with the preceding sentence. Sublessors will pay or cause to be paid all eligible unpaid claims incurred by New Employees prior to the Employment Transfer Date and which are timely submitted for reimbursement in accordance with the Sublessors' Welfare Plans. Sublessors will be responsible for providing continuation health care ("COBRA") coverage as required by section 4980B of the Code and sections
       -----
601-608 of ERISA to or with respect to any of Sublessors' employees who incurs a "qualifying event" prior to the Employment Transfer Date, including a qualifying event that occurs as a result of the transactions contemplated by this Agreement. TowerCo will be responsible for providing COBRA coverage to or with respect to any New Employee who incurs a "qualifying event" after the Employment Transfer Date.

      7.5  Vacation.  Sublessors shall cash out each New Employee's accrued but
           --------
unused vacation as of the date employment with the applicable Sublessor terminates. TowerCo shall credit the New Employees with vacation under its vacation plan commensurate with the prior service recognized under Section 7.2 without offset for the unused vacation that is cashed out by Sublessors pursuant to this Section 7.5.

      7.6  Sick Leave.  As of the Initial Closing Date, TowerCo shall assume
           ----------
Sublessors' liability for each New Employee's sick (short-term disability) days for up to and including a pro-rata amount of six (6) annual workdays of sick leave accrued under the Sublessors' sick leave policy but not taken before the Initial Closing Date.

      7.7  General. Sublessors and TowerCo shall give any notices required by
           -------
any Law and take whatever other actions with respect to the plans described in this Article 7 as may be necessary to carry out the arrangements described in this Article 7. Sublessors and TowerCo shall provide each other with such plan documents and descriptions, employee data and other information as may reasonably be required to carry out the arrangements described in this Article
7. If any of the arrangements in this Section is determined by the Internal Revenue Service or other applicable Governmental Authority, or by a court of competent jurisdiction, to be prohibited by applicable Law, Sublessors and TowerCo shall modify such arrangement to as closely as possible retain the intent of the parties, as reflected herein, in a manner that is not so prohibited.

      7.8  No Third-Party Beneficiaries.  Except as set forth in Section 11.2,
           ----------------------------
nothing in this Article 7 or elsewhere in this

Agreement shall be deemed to make any employee of Sublessors a third-party beneficiary of this Agreement.

      7.9  WARN Act Indemnification.  TowerCo shall indemnify Sublessors and
           ------------------------
their Affiliates against all liabilities arising out of the notification or other requirements of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"), with respect to the New Employees in connection
                   --------
with actions taken by TowerCo on or after the Initial Closing Date. Sublessors shall indemnify TowerCo against all liabilities under the WARN Act with respect to all other employees of Sublessors, including the Nontransferring Employees.


                                   ARTICLE 8
                                   ---------

         Conditions Precedent to Obligations of TowerCo, ATLP and Sub
         ------------------------------------------------------------

      8.1  Conditions Precedent.  The obligations of TowerCo, ATLP and Sub to
           --------------------
consummate the transactions contemplated on each Closing Date are subject to the satisfaction, on or before such Closing Date, of all the following conditions:

     (a) Sublessors shall have performed and complied in all material respects with all covenants and obligations required by this Agreement and the other Transaction Documents to be performed or complied with by Sublessors on or before such Closing Date.

     (b) All representations and warranties of Sublessors in this Agreement shall be true, correct and complete, in each case on and as though made on such Closing Date (except for representations and warranties with respect to matters as of a specified date or for a specified period, which shall be true, correct and complete as of such date or with respect to such period), in each case without regard to any schedule updates (other than Permitted Schedule Updates) furnished by Sublessors after the date hereof, except to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, do not have an AirTouch Material Adverse Effect; provided, however, that solely for the purpose of the foregoing,
        --------  -------
representations and warranties that are qualified as to materiality (including by reference to an AirTouch Material Adverse Effect) shall not be deemed to be so qualified; provided, however, that for purposes of this Section 8.1 each representation or warranty (other than those in Sections 3.1, 3.2, 3.3, 3.10, 3.11, 3.16 and 3.17) of any Sublessor that refers to or is made with respect to any or all of the Assets or liabilities (including without limitation Contracts, Governmental Permits, Encumbrances, Towers, Tower Sites and Real Property) of or affecting any or all Sublessors or their properties shall be deemed to refer only to such Assets and liabilities which are the subject of the Closing at issue, and not to any other Assets or liabilities of or affecting any Sublessor or its properties.

     (c) The waiting period required under the HSR Act, if applicable to this transaction, for the consummation of such Closing hereunder shall have expired or been terminated.

     (d) As of such Closing Date, no lawsuit, action or proceeding shall be completed, pending or threatened against TowerCo or any Sublessor that has or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions contemplated by this Agreement and there shall be in effect no injunction or order restraining or prohibiting the consummation of the transactions contemplated by this Agreement to occur at such Closing nor any proceedings pending with respect thereto.

     (e) Sublessors shall have duly tendered to TowerCo all documents which Sublessors are required by Section 10.2(b) to deliver to TowerCo for such Closing.

     (f) Sublessors shall have been able to deliver to TowerCo at least the minimum number of Included Towers applicable to such Closing, as provided in
Section 2.4.

     (g) Except with respect to the HSR Act, all authorizations, consents, waivers, orders or approvals required to be obtained from all Governmental Authorities, and all filings, submissions, registrations, notices or declarations required to be made by any of the parties with any Governmental Authority, in connection with and prior to the consummation of the transactions contemplated hereby to occur at such Closing, shall have been obtained from, and made with, all such Governmental Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure of which to obtain or make would not have an AirTouch Material Adverse Effect.

     (h) All agreements, certificates and other documents required to be delivered pursuant to the provisions of this Agreement (other than the other Transaction Documents to the extent substantially in the form attached hereto) shall be reasonably satisfactory in form, scope and substance to TowerCo and its counsel, and TowerCo and its counsel shall have received copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Governmental Authorities or corporate officers.

     (i) Each of the Sublessors shall have executed and delivered a counterpart of the Registration Rights Agreement, as amended as contemplated by Section 6.2(g).

     (j) With respect to any Subsequent Closing, the Sublease shall not have been terminated in accordance with its terms.

      8.2  Waiver.  TowerCo may waive any or all of the conditions set forth in
           ------
Section 8.1 hereof in whole or in part; however, no such waiver of a condition shall constitute a waiver by TowerCo of any of its other rights or remedies under this Agreement or otherwise at law or in equity if Sublessors should be in default of any of the covenants, agreements, representations or warranties of Sublessors under this Agreement.


                                   ARTICLE 9
                                   ---------

               Conditions Precedent to Obligations of Sublessors
               -------------------------------------------------

      9.1  Conditions Precedent.  The obligations of Sublessors to consummate
           --------------------
the transactions contemplated on each Closing Date are subject to the satisfaction, on or before such Closing Date, of all the following conditions:

     (a) TowerCo, ATLP and Sub shall have performed and complied in all material respects with all covenants and obligations required by this Agreement and the other Transaction Documents to be performed or complied with by TowerCo, ATLP and Sub on or before such Closing Date.

     (b) All representations and warranties made by TowerCo, ATLP or Sub in this Agreement shall be true, correct and complete, in each case on and as though made on such Closing Date (except for representations and warranties with respect to matters as of a specified date or for a specified period, which shall be true, correct and complete as of such date or with respect to such period), in each case without regard to any schedule updates furnished by TowerCo after the date hereof, except to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, do not have a TowerCo Material Adverse Effect; provided, however, that solely for the purpose of the foregoing, representations and warranties that are qualified as to materiality (including by reference to an TowerCo Material Adverse Effect) shall not be deemed to be so qualified.

     (c) The waiting period required under the HSR Act, if applicable to this transaction, for the consummation of such Closing hereunder shall have expired or been terminated.

     (d) As of such Closing Date, no lawsuit, action or proceeding shall be completed, pending or threatened against any Sublessor, TowerCo, ATLP or Sub that has or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions contemplated by this Agreement and there shall be in effect no injunction or order restraining or prohibiting the consummation of the transactions contemplated by this Agreement to occur at such Closing nor any proceedings pending with respect thereto.

     (e) TowerCo shall have, or shall have caused Sub to have, duly tendered to each Sublessor the applicable Exclusive Commitment Fee for such Closing and all documents which TowerCo is required by Section 10.2 to deliver to one or more Sublessors at such Closing.

     (f) With respect to any Subsequent Closing, the Sublease shall not have been terminated in accordance with its terms.

     (g) TowerCo shall not have (i) been a party to any merger, consolidation or other business combination in which it was not the surviving corporation or in which TowerCo's common stockholders (as in existence immediately prior to such transaction) do not possess at least 50.1% of the voting power of the Person controlling the surviving corporation, (ii) been liquidated, wound up or dissolved, or made an assignment for the benefit of creditors, or filed a bankruptcy petition, or petitioned or applied to any Governmental Authority or other tribunal seeking a receiver, trustee or custodian, or instituted or commenced any voluntary proceeding or become subject to (or indicated its consent to, approval of or acquiescence in) any involuntary proceeding contemplating or seeking any of the foregoing or any proceeding under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation Law of any jurisdiction, (iii) become insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Agreement, (iv) sold, assigned, leased or otherwise disposed of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired) unless it meets the voting power test described in clause
(i) with respect to the Person to which such assets were sold, assigned, leased or otherwise disposed of, or (vi) entered into any Contract or arrangement to do or permit any of the foregoing.

     (h) Except with respect to the HSR Act, all authorizations, consents, waivers, orders or approvals required to be obtained from all Governmental Authorities, and all filings, submissions, registrations, notices or declarations required to be made by any of the parties with any Governmental Authority, prior to the consummation of the transactions contemplated hereby to occur at such Closing, shall have been obtained from, and made with, all such Governmental Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure of which to obtain or make would not have an AirTouch Material Adverse Effect.

     (i) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement (other than the other Transaction Documents to the extent substantially in the form attached hereto) shall be reasonably satisfactory in form, scope and substance to Sublessors and their counsel, and Sublessors and their counsel shall have received copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Governmental Authorities or corporate officers.

     (j) All authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Governmental Authorities) prior to the consummation of the transactions contemplated on such Closing Date shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement that has had or would have an AirTouch Material Adverse Effect.

     (k) TowerCo shall have executed and delivered a counterpart of the Registration Rights Agreement, as amended as contemplated by Section 6.2(g).

      9.2  Waiver.  Sublessors may waive any or all of such conditions set forth
           ------
in Section 9.1 hereof in whole or in part; however, no such waiver of a condition shall constitute a waiver by Sublessors of any of their other rights or remedies under this Agreement or otherwise at law or in equity if TowerCo, ATLP or Sub should be in default of any of the covenants, agreements, representations or warranties made by TowerCo or Sub under this Agreement.


                                  ARTICLE 10
                                  ----------

                                    Closing
                                    -------


      10.1  Closing.  Each Closing shall take place on the Closing Date and at
            -------
the place provided for forth in Section 2.4. At the applicable Closing, and subject to the terms and conditions herein contained, each of the parties shall take all actions and deliver all documents, instruments, certificates, agreements and other items as required under this Agreement in order to perform, fulfill and observe all covenants, conditions and agreements on its part to be performed, fulfilled and observed at or prior to such Closing Date (and not theretofore accomplished).

      10.2  Closing Deliveries.
            ------------------

     (a) At the Initial Closing, and subject to the terms and conditions herein contained:

          (i) AirTouch (for itself and the other Sublessors) and TowerCo shall execute and deliver the Warrant to purchase 3,000,000 shares of TowerCo Class A Common Stock and the Registration Rights Agreement;

          (ii) AirTouch (for itself and the other Sublessors) and Sub shall execute and deliver the Sublease;

          (iii) AirTouch (for itself and the other Sublessors) shall execute and deliver, and ATLP shall execute and deliver, (A) the Master Tower Site Lease Agreement in the form attached hereto as EXHIBIT E (the "Master
                                                                    ------
     Lease") pursuant to which ATLP shall lease to Sublessors space on certain
     -----
     communications towers to be constructed pursuant to the Build-to-Suit Agreement (as defined below); and (B) the Site Development and Build-to-Suit Agreement in the form attached hereto as EXHIBIT F (the "Build-to-Suit
                                                                   -------------
     Agreement") pursuant to which Sublessors shall offer to ATLP from time to
     ---------
     time the right to build certain towers and related structures on the terms and conditions described therein.

     (b) At each Closing (including the Initial Closing), and subject to the terms and conditions herein contained, Sublessors shall deliver to TowerCo (or, if applicable, Sub) all of the following:

          (i) the Site Designation Supplements (as defined in the Sublease) applicable to the Tower Sites which are the subject of such Closing, to the extent and as provided in this Agreement;

          (ii) a certificate of each Sublessor, substantially in the form of EXHIBIT H;

          (iii) a Certificate of Good Standing for each Sublessor certified to by the Secretary of State of the jurisdiction of such Sublessor's incorporation or formation; and

          (iv) such other documents and certificates as TowerCo may reasonably request.

     (c) At each Closing (including the Initial Closing), TowerCo (or, if applicable, Sub) shall deliver to Sublessors the following:

          (i) a wire transfer to each Sublessor of the portion of the Exclusive Commitment Fee attributable

     (on a pro rata basis) to the Included Towers of such Sublessor which are the subject of such Closing, pursuant to instructions received from AirTouch;

          (ii) a Certificate of Good Standing of TowerCo and Sub certified to by the Secretary of State of the State of each State in which any of the Towers and Tower Sites that are the subject of such Closing are located;

          (iii) an executed counterpart of each Site Designation Supplement delivered by Sublessors pursuant to Section 10.2 hereof;

          (iv) certificates of TowerCo and Sub, substantially in the form of EXHIBITS I and J; and a certificate of ATLP substantially in the form of the certificate of TowerCo and Sub.

          (v) such other documents and certificates as Sublessors may reasonably request.

     (d) AirTouch (for itself and the other Sublessors) and TowerCo shall negotiate in good faith hereafter with the goal of executing, as promptly as reasonably practicable, a mutually acceptable agreement regarding TowerCo's provision to Sublessors of certain services with respect to the tower structures owned by Sublessors, including appropriate support from New Employees hired by TowerCo for Sublessors' tower operations after the Initial Closing.

     (e) AirTouch (for itself and the other Sublessors) and TowerCo shall negotiate in good faith hereafter with the goal of executing, as promptly as reasonably practicable, a mutually acceptable agreement regarding Sublessors' provision to TowerCo of certain services to facilitate the transition to TowerCo of the occupancy or management of the Subleased Property and Managed Components under the Sublease.


                                  ARTICLE 11
                                  ----------

                                Indemnification
                                ---------------

      11.1  Indemnification by Sublessors.
            -----------------------------

     (a) Each Sublessor agrees severally, and for its own account only, to indemnify TowerCo, its Affiliates, and the directors, partners, officers, agents and employees of TowerCo and each of its Affiliates (collectively, the "Indemnified TowerCo Parties") and hold it harmless on an after-Tax basis from
 ---------------------------
any and all losses, liabilities, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, counsel fees and disbursements, expert fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity ("Indemnifiable Damages") which any Indemnified TowerCo Party may
                 ---------------------
suffer or incur by reason of (i) the inaccuracy of any representation or warranty of such Sublessor contained in this Agreement (but excluding any other Transaction Documents), or (ii) the breach by such Sublessor of any covenant made by it in this Agreement (but excluding any other Transaction Documents). The foregoing obligation of Sublessors shall be subject to and limited by each of the qualifications set forth in this Article 11.

     (b) Except with respect to bona fide and valid claims for which notice has been given within the Indemnity Period, each representation, warranty and covenant made by Sublessors in this Agreement or pursuant hereto and the indemnity obligations set forth in this Section 11.1 shall survive only until the expiration of the Indemnity Period, and thereafter all such representations, warranties and covenants and indemnity obligations and any liability thereunder shall be extinguished and of no further force or effect. The term "Indemnity Period" means a period of twelve (12) months after the applicable Closing Date with respect to representations and warranties and the applicable statute of limitations with respect to the covenants and agreements of the parties.

     (c)  The indemnity obligations of each Sublessor hereunder shall not apply
(i) to the extent that TowerCo is compensated for the same loss under TowerCo's insurance policies in the absence of any indemnity hereunder if the insurers under such policy waive their rights of subrogation with respect thereto; or
(ii) if the damages to TowerCo do not exceed the Threshold Amount applicable to such Sublessor. If such damages exceed the Threshold Amount applicable to such Sublessor, the indemnity obligations of such Sublessor hereunder shall only apply to that portion of the Indemnifiable Damages that exceeds the Threshold Amount for such Sublessor and thereafter Indemnifiable Damages shall be paid up to the Maximum Amount calculated on a cumulative basis with respect to all Sublessors taken in the aggregate. For purposes of determining whether the Threshold Amount or Maximum Amount (as the case may be) for any Wholly Owned Entity has been reached, all Sublessors that are Wholly Owned Entities shall be treated as a single "Sublessor," and the Threshold Amount and Maximum Amount shall be calculated on a cumulative basis with respect to all Wholly Owned Entities.

      11.  Indemnification by TowerCo.
           --------------------------

     (a) TowerCo agrees to indemnify each Sublessor, its Affiliates, and the directors, partners, agents and employees of each Sublessor and its Affiliates (collectively, the "Indemnified Sublessor Parties") against and hold each of
                    -----------------------------
them harmless on an after-Tax basis from any and all Indemnifiable Damages which any such Indemnified Sublessor Party may suffer or incur by reason of or in connection with (i) the inaccuracy of any representation or warranty of TowerCo contained in this Agreement (but excluding any other Transaction Document), or (ii) the breach by TowerCo of any covenant made by it in this Agreement (but excluding any other Transaction Document). The foregoing obligation of TowerCo shall be subject to and limited by each of the qualifications set forth in this Article 11.

     (b) Except with respect to bona fide and valid claims for which notice has been given within six (6) months of the Closing Date, each representation, warranty and covenant made by TowerCo in this Agreement or pursuant hereto (other than those which by their terms survive for a longer period) and the indemnity obligations set forth in this Section 11.2 shall survive only until the date which is six (6) months following the Closing Date, and thereafter all such representations, warranties, covenants and indemnity obligations and any liability thereunder shall be extinguished and of no further force or effect.

     (c) The indemnity obligations of TowerCo hereunder shall not apply (i) to the extent that Sublessors are compensated for the same loss under Sublessors' insurance policies in the absence of any indemnity hereunder if the insurers under such policy waive their rights of subrogation with respect thereto; or
(ii) if the damages to Sublessors do not exceed the Threshold Amount applicable to TowerCo. If such damages exceed the Threshold Amount applicable to TowerCo, the indemnity obligations of TowerCo hereunder shall only apply to that portion of the Indemnifiable Damages that exceeds the Threshold Amount for TowerCo and thereafter Indemnifiable Damages shall be paid up to the Maximum Amount.

      11.3  Notice and Right To Defend Third-Party Claims.
            ---------------------------------------------

     (a) Upon receipt of written notice of any claim, demand or assessment from or the commencement of any suit, arbitration, action or proceeding by a third party (a "Claim") in respect of which indemnity may be sought on account of an indemnity agreement contained in this Article, the party seeking indemnification (the "Indemnitee") shall promptly, but in no event later than fifteen (15)
      ----------
Business Days prior to the date a response or answer thereto is due (unless a response or answer is due within fewer than fifteen (15) Business Days from the date of Indemnitee's receipt of notice thereof), inform the party against whom indemnification is sought (the "Indemnitor") in writing thereof. The failure,
                                ----------
refusal or neglect of such Indemnitee to notify the Indemnitor within the time period specified above of any such Claim shall relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith, if the effect of such failure, refusal or neglect is to prejudice materially the rights of the Indemnitor in defending against the Claim.

     (b) In case any Claim shall be asserted or commenced against an Indemnitee, and such Indemnitee shall have timely and properly notified the Indemnitor of the commencement thereof, the Indemnitor shall assume the defense, conduct or settlement thereof, with counsel selected by the Indemnitor. After assumption of the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for expenses incurred by Indemnitee in connection with the defense, conduct or settlement thereof, except for such expenses as may be reasonably required to enable the Indemnitor to take over such defense, conduct or settlement.

     (c) The Indemnitee will at its own expense cooperate with the Indemnitor in connection with any such Claim, make personnel, witnesses, books and records relevant to the Claim available to the Indemnitor at no cost, and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as the Indemnitor may reasonably request in connection with the defense or settlement of any such Claim.

     (d) Notwithstanding the foregoing in this Section 11.3, the Indemnitee shall have the right to employ separate counsel in any such Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be its fees and expenses unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor has failed to assume the defense of such Claim or (iii) the named parties to any such Claim (including any impleaded parties) include both the Indemnitor and the Indemnitee and the Indemnitee has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor (in which case, if the Indemnitee informs the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such Claim or proceeding on behalf of the Indemnitee, it being understood, however, that the Indemnitor shall not, in connection with any one such Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnitee, which firm shall be designated in writing by the Indemnitee).

      11.4  Notice and Right to Remediate.  Notwithstanding anything in this
            -----------------------------
Agreement to the contrary, Sublessors shall have no obligation to indemnify TowerCo with respect to Indemnifiable Damages arising under Environmental Laws or out of any Environmental Condition, including damages or other Liabilities due to any necessary investigation, remediation or cleanup of Hazardous Substances at the Real Property, unless TowerCo first gives Sublessors an option to conduct any necessary response or perform any required work and Sublessors refuse to do so. Such an option should be given to Sublessors with the written notice required by
Section 11.3, but in any case, shall be given in writing prior to any expenditure or commitment by TowerCo or any of its Affiliates or agents of or for what TowerCo considers to be Indemnifiable Damages. Sublessors shall respond to the option in writing within thirty (30) calendar days of receipt of TowerCo's notice of the option or such shorter period as is required to enable TowerCo to comply with all Environmental Laws or Governmental Permits or to meet the requirements of the appropriate Governmental Authority. If Sublessors exercise their option, Sublessors shall perform all work in a workmanlike manner in material compliance with all applicable Environmental and other Laws and Governmental Permits to the satisfaction of the appropriate Governmental Authority. In addition, Sublessors will afford TowerCo a reasonable opportunity to comment (at TowerCo's sole expense) in advance of Sublessors' proposed responses or submissions to Governmental Authorities or third parties relating to activities on the Real Property, including reports and workplans, provided that such comment period does not materially delay or interfere with Sublessors' obligations to any third party. Sublessors shall consider TowerCo's comments in good faith, but are under no obligation to accept or incorporate TowerCo's comments. Except to the extent required by applicable Law, TowerCo and its representatives and agents will not initiate any communication or make comments or submissions to any Governmental Authority or third parties with respect to environmental conditions as to which Sublessors have exercised their option. Any conflicts between Section 11.3 and this Section 11.4 shall be resolved in favor of this Section 11.4.

      11.5  Mitigation.  Nothing herein contained shall affect a party's legal
            ----------
duty to mitigate damages.

      11.6  Exclusive Remedy.  Notwithstanding anything to the contrary herein,
            ----------------
except as provided in Sections 12.3 and 13.18, this Article 11 shall be the sole and exclusive basis of any remedy that each party may have against the other party for an inaccuracy or breach of a representation, warranty or covenant in this Agreement and each party hereby waives any claim (other than under this Article 11) that it may have against the other party with respect to the inaccuracy or breach of any such representation, warranty or covenant. Notwithstanding anything to the contrary in the other Transaction Documents, this Article 11 shall be the sole and exclusive basis of any remedy that TowerCo, Sub and the Indemnified TowerCo Parties may have against Sublessors with respect to any Excluded Claim (as defined in the Sublease).

      11.7  Effect of Investigation or Knowledge.  Except as otherwise provided
            ------------------------------------
herein, all covenants, agreements, representations and warranties made herein or in any agreement, instrument or certificate delivered pursuant to this Agreement shall not be deemed to be waived or otherwise affected by any investigation at any time made by or on behalf of any party hereto. No claim for a breach of representation or warranty shall be made by TowerCo under Section 11.1(a) or any Indemnified Sublessor Party under Section 11.2(a), if (i) such claim is based on an Event occurring prior to the Closing (whether or not also occurring prior to the date of this Agreement), (ii) either (a) such Event was disclosed by Sublessors or TowerCo, as the case may be, prior to the Closing in a writing which describes such Event in reasonable detail or (b) TowerCo or AirTouch, as the case may be, had actual knowledge of such Event or such misrepresentation or breach of warranty prior to the Closing, and (iii) the Closing occurs.

      11.8  Limitation of Liability.  Notwithstanding anything to the contrary
            -----------------------
herein, in no event shall any Indemnified Sublessor Party on the one hand, or TowerCo on the other hand, be liable to the other party hereto for any special, incidental, punitive or consequential damages incurred by such party and caused by or arising out of any breach of any representation, warranty, covenant or agreement contained in this Agreement (including claims of lost profits, lost revenue or loss of use of facilities or assets), regardless of whether such party has been informed of the possibility of such damages.


                                  ARTICLE 12
                                  ----------

                                  Termination
                                  -----------

      12.1  Termination Events.  This Agreement may be terminated and the
            ------------------
transactions contemplated hereby may be abandoned:

     (a)  at any time, by the mutual agreement of TowerCo and AirTouch; or

     (b) by either TowerCo or AirTouch, upon written notice to the other, if all of the conditions to TowerCo's or Sublessors' obligations (as the case may be) to consummate the Initial Closing set forth in Sections 8.1 and 9.1, respectively, shall not have been satisfied or waived on or before the Initial Closing Expiration Date for any reason other than a breach or default by such terminating party of its respective representations, warranties, covenants, agreements or other obligations hereunder such that the conditions to the non-terminating party's obligations to consummate the Initial Closing set forth in
Section 9.1(a) or 9.1(b), or in Section 8.1(a) or 8.1(b), as the case may be, would not be satisfied; or

     (c) by AirTouch at any time prior to any Closing if (i) it has not breached or defaulted under any of its representations, warranties, covenants or other obligations hereunder such that the conditions as to such Closing set forth either in Section 8.1(a) or Section 8.1(b) would not be satisfied, and
(ii) TowerCo or Sub shall have breached or defaulted under any of its respective representations, warranties, covenants or other obligations under this Agreement, such that the conditions as to such Closing set forth either in
Section 9.1(a) or Section 9.1(b) would not be satisfied, and such breach or default is either incapable of cure or, if capable of cure, shall not have been cured within thirty (30) calendar days (or such longer period not exceeding 60 calendar days so long as TowerCo is proceeding diligently and in good faith to cure) after written notice thereof; or

     (d) by TowerCo at any time prior to any Closing if (i) it has not breached or defaulted under any of its representations, warranties, covenants or other obligations hereunder such that the conditions as to such Closing set forth either in Section 9.1(a) or Section 9.1(b) would not be satisfied, and (ii) Sublessors shall have breached or defaulted under any of their representations, warranties, covenants or other obligations under this Agreement, such that the conditions as to such Closing set forth in either Section 8.1(a) or Section 8.1(b) would not be satisfied, and such breach or default is either incapable of cure or, if capable of cure, shall not have been cured within thirty (30) calendar days (or such longer period not exceeding 60 calendar days so long as Sublessors are proceeding diligently and in good faith to cure) after written notice thereof; or

     (e) by either TowerCo or AirTouch, in the event that all Closings have not occurred on or before the date six months following the Initial Closing for any reason other than a breach or default by such terminating party of its respective representations, warranties, covenants, agreements or other obligations hereunder, such that the conditions to the non-terminating party's Closing obligations set forth in Section 9.1(a) or 9.1(b), or in Section 8.1(a) or 8.1(b), as the case may be, would not be satisfied.

      12.2  Manner of Exercise.  In the event of the termination of this
            ------------------
Agreement by either TowerCo or AirTouch pursuant to this Article 12, notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by TowerCo or any Sublessor.

      12.3  Effect of Termination.  In the event of the termination of this
            ---------------------
Agreement pursuant to this Article 12 and prior to the Closing, all obligations of the parties hereunder shall terminate, except for the respective obligations of the parties under Section 6.1(f) (Publicity), Section 6.2(d)

(Publicity), Section 6.4 (Confidentiality), Section 13.1 (Covenant Not to Sue),
Section 13.14 (Expenses), Section 13.16 (Dispute Resolution) and Section 13.17 (Power of Attorney) and TowerCo's guaranty of such obligations of Sub pursuant to Section 13.19; provided, however, that, except as otherwise expressly
                  --------
provided in this Section 12.3, no termination of this Agreement shall (a) relieve a defaulting or breaching party from any liability to the other party or parties hereto for or in respect of such default or (b) result in the rescission of any Closing theretofore consummated hereunder or affect or terminate the rights, remedies and obligations of the parties with respect to such previously consummated Closing. If this Agreement is terminated by AirTouch in accordance with Section 12.1(c) (or Section 12.1(b) or (subject to the proviso set forth below) Section 12.1(e), if any of the conditions set forth in Section 9.1(a) or 9.1(b) has not been fulfilled but all other conditions to closing shall be fulfilled or capable of being fulfilled) or by TowerCo other than in accordance with Section 12.1, Sublessors shall be entitled to retain the Deposit (as, and it shall be and is intended to constitute, liquidated damages for other than willful breaches of this Agreement).


                                  ARTICLE 13
                                  ----------

                                    General
                                    -------

      13.1  Covenant Not To Sue and Nonrecourse to Partners.
            -----------------------------------------------

     (a) TowerCo agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the transactions contemplated herein or therein and any rule of law or equity to the contrary, to the fullest extent permitted by law, Sublessors' obligations and liabilities under this Agreement and all other Transaction Documents and in connection with the transactions contemplated herein and therein shall be nonrecourse to all direct and indirect general and limited partners of any Sublessor that is a partnership.

     (b) "Nonrecourse" means that the obligations and liabilities are limited in recourse solely to the assets of Sublessors (for those purposes, any capital contribution obligations of the general and limited partners of Sublessors or any negative capital account balances of such partners shall not be deemed to be assets of Sublessors) and are not guaranteed directly or indirectly by, or the primary obligations of, any general or limited partner of any Sublessor, and neither any Sublessor nor any general or limited partner or any officer, director, partner, employee or agent of any Sublessor or any general or limited partner of any successor partnership, either directly or indirectly, shall be personally liable in any respect (except to the extent of their respective interests in the assets of any Sublessor) for any obligation or liability of any Sublessor under any Transaction Document or any transaction contemplated therein.

     (c) "Direct" partners include all general and limited partners of any Sublessor that is a partnership, and "indirect" partners include all general and limited partners of each direct partner and all general and limited partners of each such indirect partner and all such further indirect partners and members thereof and each such indirect partner.

     (d) TowerCo hereby covenants for itself, its successors and assigns that it, its successors and assigns will not make, bring, claim, commence, prosecute, maintain, cause or permit any action to be brought, commenced, prosecuted, maintained, either at law or equity, in any court of the United States or any state thereof or in any arbitration forum against any direct or indirect member or general or limited partner of Sublessors or any officer, director, partner, employee or agent of Sublessors or any direct or indirect member or general or limited partner of Sublessors for (i) the payment of any amount or the performance of any obligation under any Transaction Document or (ii) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), equity (including, without limitation, for indemnification and contribution) and contract (including, without limitation, monetary damages for the breach of representation or warranty or performance of any of the covenants or obligations contained in any Transaction Document or with the transactions contemplated herein or therein).

      13.2  Assignment.  Neither TowerCo, Sub nor any Sublessor may assign its
            ----------
rights and obligations under, or grant a security interest in, this Agreement to any Person without the consent of the other parties hereto; provided, however,
                                                            --------  -------
that (a) TowerCo may assign all of its rights and obligations hereunder (other than its obligation to issue the Warrant as part of the Exclusive Commitment Fee and its obligations under Section 13.19) to Sub without the consent of any Sublessor so long as (i) TowerCo fully, irrevocably and unconditionally guarantees all such obligations pursuant to a guarantee agreement providing as set forth in Section 13.19 hereof and (ii) such subsidiary becomes a party hereto and bound by the provisions hereof; (b) TowerCo may, upon prior written notice to AirTouch, collaterally assign, mortgage, pledge, hypothecate or otherwise collaterally transfer TowerCo's interest in this Agreement to any Permitted Subleasehold Mortgagee (as defined in the Sublease), and any such Permitted Subleasehold Mortgagee shall have the right to exercise remedies under any such mortgage, pledge, hypothecation or other collateral transfer in a manner consistent with the provisions of this and every other agreement between TowerCo and AirTouch made in connection with this transaction; and (c) any Sublessor may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of such Sublessor without the consent of TowerCo. Upon the assignment by any Sublessor of all of its rights and obligations hereunder in accordance with clause (c) of the preceding proviso, the assigning Sublessor will automatically be released from its obligations hereunder without any requirement of notice or further action. A transfer by merger or consolidation by AirTouch or any other Sublessor (whether or not AirTouch or any other Sublessor is the surviving entity) or any direct or indirect parent corporation of AirTouch or any other Sublessor shall not be deemed to be an assignment for purposes of this Section. All references herein to any party shall be deemed to include any successor (including a corporate successor) to such party.

      13.3  Parties in Interest.  All of the terms and provisions of this
            -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; whether herein so expressed or not. Except as provided in Sections 11.1, 11.2, 13.1, and, as to Permitted Subleasehold Mortgagees, 13.2 to the extent provided in such Section, no person other than TowerCo, Sub and Sublessors may rely upon any provision of this Agreement or any agreement, instrument, certificate or document executed pursuant to this Agreement.

      13.4  Time of Essence.  Time is of the essence in each and every provision
            ---------------
in this Agreement.

      13.5  Severability.  Any provision of this Agreement that is invalid or
            ------------
unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      13.6  Amendment.  Except as otherwise provided herein, this Agreement may
            ---------
be amended, modified or supplemented only by a writing duly executed by all parties hereto.

      13.7  Force Majeure.  Should any circumstance beyond the reasonable
            -------------
control of any party occur which delays or renders impossible the performance of its obligations (other than monetary obligations) under this Agreement on the date herein provided for (such circumstance being referred to as an event of "force majeure"), such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, but in no event shall the foregoing be deemed to limit a party's right to terminate this Agreement under Section 12.1(e). In either such event, all parties shall promptly meet to determine an equitable solution to the effects of such event, provided that any party that fails because of force majeure to perform its obligations hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, strikes or other labor disputes and any other circumstances beyond the reasonable control of the party whose obligations are affected thereby.

      13.8  Terms.  Defined terms used herein are equally applicable to the
            -----
singular and plural forms as appropriate. Unless otherwise expressly stated herein, references to Articles and Sections are to articles and sections of this Agreement and references to parties, Exhibits and Schedules are to the parties, and the exhibits and schedules attached, to this Agreement. References to the "transactions contemplated hereby" refer to the consummation of the Closings hereunder and the execution and delivery of the Transaction Documents as provided for herein, and shall not be deemed to refer to any contemplated or potential operation, occupancy, use, leasing, management or servicing of any of the Assets and related Liabilities (as provided in the Sublease), or the exercise of control over the Assets, by TowerCo or its Affiliates.

      13.9  Headings.  The headings preceding the text of Sections of this
            --------
Agreement are for convenience only and shall not be deemed a part hereof.

      13.10  Entire Understanding; Schedules.  The terms set forth in this
             -------------------------------
Agreement including its Schedules and Exhibits, together with the nondisclosure letter agreement referenced in Section 6.4 hereof, are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement. All documents or information disclosed in the Schedules are intended to be disclosed for all purposes under this Agreement and will also be deemed to be incorporated by reference in each Schedule to which they may be relevant without further disclosure.

      13.11  Counterparts.  This Agreement may be executed simultaneously in any
             ------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.12  Governing Law.  This Agreement and the performance hereof shall be
             -------------
governed, interpreted, construed and regulated by the laws of the State of Delaware.

      13.13  Notices.  Any notice or demand desired or required to be given
             -------
hereunder shall be in writing and shall be personally delivered, sent by telecopier, sent by overnight courier or sent by postage-prepaid certified or registered mail, return receipt requested, and addressed as set forth below or to such other address as either party shall have previously designated by such a notice. Any notice so delivered personally or by telecopy shall be deemed to be received on the date of delivery or transmission by telecopier; any notice so sent by overnight courier shall be deemed to be received one (1) Business Day after the date sent; and any notice so mailed shall be deemed to be received on the date stamped on the receipt (rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice).

     If to Sublessors:

     c/o AirTouch Communications, Inc.
     One California Street
     San Francisco, CA 94111
     Attention:  General Counsel
     Telephone:  (415) 658-2000
     Telecopier:  (415) 658-2287

     Copy to:

     Pillsbury Madison & Sutro LLP
     50 Fremont Street
     San Francisco, CA 94105
     Attention:  Nathaniel M. Cartmell III, Esq.
     Telephone:  (415) 983-1570
     Telecopier:  (415) 983-1200

     If to TowerCo, Sub or ATLP:

     c/o American Tower Corporation
     116 Huntington Avenue
     Boston, MA 02116
     Attention:  Joseph L. Winn, Chief Financial Officer
     Telephone:  (617) 375-7500
     Telecopier: (617) 375-7550

     Copy to:  Sullivan & Worcester, LLP
     One Post Office Square
     Boston, MA 02109
     Attention:  Norman A. Bikales, Esq.
     Telephone:  (617) 338-2854
     Telecopier:  (617) 338-2880

      13.14  Expenses.  Except as set forth in Sections 6.2 and 6.3, Sublessors,
             --------
TowerCo, Sub and ATLP shall each bear its own costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement (including, but not limited to, fees and expenses of attorneys, accountants, brokers, consultants, finders and investment bankers), whether or not any Closing occurs. In the event, however, that one of the parties hereto breaches this Agreement and fails to consummate the transaction contemplated hereby, then, without limiting in any way any other liability which such breaching party may have, such breaching party shall be responsible for all costs and expenses incurred by the non-breaching party in connection herewith.

      13.15  Attorneys' Fees.  Except as provided in Section 13.16 with respect
             ---------------
to the arbitration proceedings referenced therein, in any action between any or all Sublessors and any or all of TowerCo, Sub and ATLP to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether the action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and legal costs, incurred in the action by the prevailing party.

      13.16  Dispute Resolution.  If a dispute arises between the parties
             ------------------
relating to the interpretation, performance or breach of this Agreement, the parties agree that upon written demand of either TowerCo or AirTouch, they will hold a meeting within two weeks of such demand, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, ten (10) days after the date set for such a meeting, the parties have not succeeded in negotiating a resolution of the dispute, either TowerCo (on behalf of itself and ATLP and Sub) or AirTouch (on behalf of the Sublessors) may request that such dispute be resolved through non-binding arbitration. Such arbitration (the "Arbitration") will be conducted in San Francisco, California,
                  -----------
in accordance with commercial arbitration rules of the American Arbitration Association ("AAA") in effect on the date of this Agreement, to the extent they
              ---
do not conflict with the terms of this Agreement. Absent any contrary agreement between the parties, there shall be no review by any court of the final decision by the arbitrators or of the law applied or the legal reasoning used in the arbitration process except upon a trial de novo in a court of competent jurisdiction. With the exception of actions for injunctive relief or which must be filed to preserve a party's rights, the parties agree to submit any such dispute to non-binding arbitration before either party may commence any action in any court of law concerning such dispute. The parties agree to cooperate in dismissing, without prejudice, any legal action filed before the conclusion of such arbitration, except an action brought in whole or in part to compel such arbitration or an action seeking injunctive relief, or which cannot be dismissed without prejudice to a party's rights. The parties shall cooperate with each other in causing the Arbitration to be held in as efficient and expeditious a manner as practicable. The parties have selected arbitration in order to expedite the resolution of disputes and to reduce the costs and burdens associated with litigation. The parties agree that the arbitrators should take these concerns into account when determining the scope of permissible discovery and other hearing and pre-hearing procedures. Without limiting any other remedies which may be available under applicable laws, the arbitrators shall have no authority to award punitive damages. The arbitrators shall render their decision within ninety (90) calendar days after the latest of the arbitrators' acceptance of their respective appointments to serve as arbitrators, unless the parties otherwise agree in writing or the arbitrators decide that a party to the Arbitration has shown good cause for a longer period prior to the rendering of the decision.

     Notice: By initialing in the space below you are agreeing to have any dispute arising out of the matters included in the 'dispute resolution' provision decided by neutral arbitration and you are giving up any rights you might possess to have the dispute litigated in a court of jury trial. By initialing in the space below you are giving up your judicial rights to discovery and appeal unless such rights are specifically included in the 'dispute resolution' provision. If you refuse to submit to arbitration after agreeing to this provision, you may be compelled to arbitrate under the authority of applicable Law. Your agreement to this arbitration provision is voluntary.

     We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the 'dispute resolution' provision to neutral arbitration.

     TowerCo's Initials _______     AirTouch's Initials _______

     (a) Unless TowerCo and AirTouch agree in writing upon the number and identity of the arbitrators within five (5) business days after the initiation of Arbitration, the following procedures shall govern the selection of the arbitrators:

          (i) Each of TowerCo and AirTouch shall (by a written notice to the other party delivered within ten (10) business days after the initiation of Arbitration) select a single arbitrator, who shall be selected from a list of potential arbitrators from the National Panel of Commercial Arbitrators supplied to the parties. If one party fails to deliver such notice of selection within the foregoing ten-business-day period, then such party shall have no right to select an arbitrator and the other party shall select a second arbitrator from such list by written notice to the first party.

          (ii)  The two arbitrators selected pursuant to the foregoing clause
     (i) shall mutually agree within ten (10) calendar days upon a third arbitrator, who shall have no substantial relationship to any party. If the two arbitrators do not so select such third arbitrator within the foregoing 10-day period, the third arbitrator will be selected by the AAA.

     (b) All proceedings and decisions of the arbitrators shall be maintained in confidence, to the extent legally permissible, and shall not be made public by any party or any arbitrator without the prior written consent of all parties to the Arbitration, except as may be required by law.

     (c) Each party to the Arbitration shall bear its own costs and attorneys' fees in connection with any Arbitration, and TowerCo and AirTouch (on behalf of the Sublessors) shall equally bear the fees, costs and expenses of the arbitrators and the Arbitration proceedings; provided, however, that the arbitrators may exercise discretion to award costs, but not attorneys' fees, to the prevailing party.

     (d) Each party consents to the jurisdiction over it of the courts of the State of California in the City and County of San Francisco and of the United States Courts in the Northern District of California, and agrees that personal service of all process may be made by registered or certified mail pursuant to the provisions of Section 13.13.

      13.17  Power of Attorney.  Each and every Sublessor other than AirTouch
             -----------------
hereby irrevocably constitutes and appoints AirTouch as its and their agent and attorney-in-fact to modify, amend or otherwise change or waive any and all terms, conditions and other provisions of this Agreement, to exercise on behalf of Sublessors any options or elections granted to Sublessors hereunder, to take all actions and execute all documents necessary or desirable to effect the terms hereof and to take all actions and execute all documents which may be necessary or desirable in connection therewith, to give and receive all consents and all notices hereunder, to negotiate, settle and compromise claims for indemnification hereunder, and to perform any other act arising out of or pertaining to this Agreement. AirTouch hereby accepts the foregoing appointment. Nothing herein shall be deemed to make AirTouch liable to any Sublessor because of service in the foregoing capacity as agent and attorney-in-fact. In performing any of its duties under this Section, AirTouch shall not incur any Liability whatsoever to any Sublessor or its Affiliates. It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective successors and assigns of Sublessors, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

      13.18  Specific Performance; Other Rights and Remedies. Each party
             -----------------------------------------------
recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement, the remedy at Law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it as provided in Article 11, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief.

      13.19  TowerCo Guaranty.  TowerCo hereby unconditionally guarantees the
             ----------------
payment and performance when due of all obligations of Sub now or hereafter existing under this Agreement, including without limitation Article 11 (the "Sub
                                                                             ---
Obligations") subject to all defenses available to Sub except as provided below.
-----------
The liability of TowerCo under this Section 13.19 shall extend to all Sub obligations which would be owed by Sub but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Sub. The obligations of TowerCo under this Section 13.19 are independent of Sub's obligations under this Agreement, and a separate action or actions may be brought and prosecuted against TowerCo to enforce its obligations under this Section 13.19, irrespective of whether any action is brought against Sub or whether Sub is joined in such action. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of Sub Obligations is rescinded or must otherwise be returned by a recipient upon the insolvency, bankruptcy or reorganization of Sub or for any other reason, all as though such payment or performance had not been made. TowerCo unconditionally waives (a) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of AirTouch and any other Sublessor against TowerCo, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment or nonperformance under agreement, and notice of default or any failure on the part of Sub to perform and comply with any covenant, agreement, term or condition of any agreement executed or to be executed by it, (b) any right to the enforcement, assertion or exercise by AirTouch or any other Sublessor of any right, power, privilege or remedy conferred herein or in any agreement or otherwise, (c) any requirement of promptness or diligence on the part of AirTouch or any other Sublessor hereunder, (d) any requirement on the part of AirTouch or any other Sublessor to mitigate the damages resulting from any Default hereunder or under any other agreement, (e) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against TowerCo, or
(f) any right to require AirTouch or any other Sublessor to proceed against any security or to enforce any right. The obligations of TowerCo set forth herein constitute the full recourse obligations of TowerCo enforceable against it to the fullest extent of all of its assets and properties, notwithstanding any provision in any other agreements limiting the liability of TowerCo, Sub or any Sub Affiliate or any other Person. TowerCo will not assert any right to which it may become entitled, including in any bankruptcy, insolvency or similar proceeding relating to Sub or a Sub Affiliate, whether by subrogation, contribution or otherwise, against Sub or such Sub Affiliate or any of its properties, by reason of the performance by TowerCo of its obligations under this Section, until such time as all of the obligations of Sub or Sub Affiliate to AirTouch or any other applicable Sublessor shall be duly and fully performed.

     IN WITNESS WHEREOF, the parties hereto have entered into and duly executed this Agreement as of the date and year first above written.

                               "WHOLLY OWNED ENTITIES":

                               AIRTOUCH COMMUNICATIONS, INC.


                               By: /s/ CHRISTOPHER C. BETTS
                                   -----------------------------------
                               Print Name: Christopher C. Betts
                                           ---------------------------
                               Title:  Director, Corporate Development
                                      --------------------------------


                               AIRTOUCH CELLULAR, a California
                               corporation


                               By: /s/ CHRISTOPHER C. BETTS
                                   -----------------------------------
                               Print Name: Christopher C. Betts
                                           ---------------------------
                               Title:  Director, Corporate Development
                                      --------------------------------


                               AIRTOUCH CELLULAR OF GEORGIA


                               By: /s/ CHRISTOPHER C. BETTS
                                   -----------------------------------
                               Print Name: Christopher C. Betts
                                           ---------------------------
                               Title:  Director, Corporate Development
                                      --------------------------------


                               NEW PAR

                               By: Airtouch Cellular, Inc.
                                   A general partner



                               By: /s/ CHRISTOPHER C. BETTS
                                   -----------------------------------
                               Print Name: Christopher C. Betts
                                           ---------------------------
                               Title:  Director, Corporate Development
                                      --------------------------------


                               COCONINO, ARIZONA RSA LIMITED PARTNERSHIP

                               By:  AirTouch Communications, Inc.
                                    A general partner


                               By: /s/ CHRISTOPHER C. BETTS
                                   -----------------------------------
                               Print Name: Christopher C. Betts
                                           ---------------------------
                               Title:  Director, Corporate Development
                                      --------------------------------

                               BOISE CITY MSA LIMITED PARTNERSHIP

                               By:  AirTouch Communications, Inc.
                                    A general partner


                               By: /s/ CHRISTOPHER C. BETTS
                                   ----------------------------------
                               Print Name: Christopher C. Betts
                                           --------------------------
                               Title: Director, Corporate Development
                                      -------------------------------


                               COLORADO RSA NO. 3 LIMITED
                               PARTNERSHIP

                               By:  AirTouch Communications,
                                    Inc.
                                    A general partner


                               By: /s/ CHRISTOPHER C. BETTS
                                   ----------------------------------
                               Print Name: Christopher C. Betts
                                           --------------------------
                               Title: Director, Corporate Development
                                      -------------------------------

                               YUMA, ARIZONA RSA LIMITED
                               PARTNERSHIP

                               By:  AirTouch Communications, Inc.
                                    A general partner


                               By: /s/ CHRISTOPHER C. BETTS
                                   ----------------------------------
                               Print Name: Christopher C. Betts
                                           --------------------------
                               Title: Director, Corporate Development
                                      -------------------------------


                               SPOKANE MSA LIMITED PARTNERSHIP

                               By:  AirTouch Communications, Inc.
                                    A general partner


                               By: /s/ CHRISTOPHER C. BETTS
                                   ----------------------------------
                               Print Name: Christopher C. Betts
                                           --------------------------
                               Title: Director, Corporate Development
                                      -------------------------------

                               OLYMPIA CELLULAR LIMITED PARTNERSHIP

                               By:  AirTouch Communications, Inc.
                                    A general partner


                               By: /s/ CHRISTOPHER C. BETTS
                                   ----------------------------------
                               Print Name: Christopher C. Betts
                                           --------------------------
                               Title: Director, Corporate Development
                                      -------------------------------


                               TowerCo:

                               AMERICAN TOWER CORPORATION


                               By: /s/ STEVEN B. DODGE
                                   ----------------------------------
                               Print Name: Steven B. Dodge
                                           --------------------------
                               Title: Chief Executive Officer
                                      -------------------------------


                               ATLP:

                               AMERICAN TOWER, L.P.

                               By: AMERICAN TOWER CORPORATION
                               Its General Partner


                               By: /s/ STEVEN B. DODGE
                                   ----------------------------------
                               Print Name: Steven B. Dodge
                                           --------------------------
                               Title: Chief Executive Officer
                                      -------------------------------


                   [Signature Page - Agreement to Sublease]